Exhibit 10.5

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Execution Version

Dated November 7, 2024

Sponsor Support and

Subordination Agreement

among

Li-Cycle Holdings Corp.,

as Sponsor,

Li-Cycle Americas Corp.,

as Parent,

Li-Cycle U.S. Inc.,

as Borrower,

Citibank, N.A.

acting through its Agency and Trust Division,

as Collateral Agent,

and

United States Department of Energy

as DOE

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020-1095

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(i)

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(ii)

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(iii)

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

SPONSOR SUPPORT AND SUBORDINATION AGREEMENT, dated November 7, 2024 (this “Agreement”), among LI-CYCLE HOLDINGS CORP, a corporation organized and existing under the laws of the Province of Ontario, Canada (the “Sponsor”), LI-CYCLE AMERICAS CORP., a corporation existing under the laws of the Province of Ontario, Canada (the “Parent” and together with Sponsor, the “Sponsor Entities”), LI-CYCLE U.S. INC., a corporation organized and existing under the laws of the State of Delaware (f/k/a Li-Cycle U.S. Holdings Inc., the “Borrower”), CITIBANK, N.A., ACTING THROUGH ITS AGENCY AND TRUST DIVISION, as Collateral Agent for the Secured Parties (the “Collateral Agent”) and the UNITED STATES DEPARTMENT OF ENERGY, an agency of the United States of America (“DOE”).

PRELIMINARY STATEMENTS

(A)	DOE has been authorized to arrange for FFB to make loans to manufacturers of advanced technology vehicles and components pursuant to the ATVM Program, as set forth in Section 136.

(B)

The Sponsor, through the Borrower and the Subsidiary Guarantors, has undertaken the engineering, design, procurement, installation of equipment, construction, commissioning, operation and maintenance, start-up, testing, and production ramp-up of the Borrower’s hydrometallurgical refinery facility and a raw material and end products warehouse, administrative offices, quality control/quality assurance laboratory, a visitor center building, and a car parking lot related thereto in the Town of Greece, Monroe County, New York.

(C)

To finance the construction of the Project, on or about the date hereof, the Borrower, Li-Cycle North America Hub, Inc., as a subsidiary guarantor, Li-Cycle, Inc, as a subsidiary guarantor, and DOE entered into a Loan Arrangement and Reimbursement Agreement (the “Loan Agreement”) pursuant to which DOE agreed to arrange for FFB to purchase the Notes from the Borrower and to make Advances from time to time thereunder, in each case, upon the terms and subject to the conditions of and the Loan Agreement and other Financing Documents.

(D)

As a condition to, and as consideration for, DOE agreeing to enter into the Loan Agreement and the approval and making of each Advance, the Sponsor Entities have agreed to enter into this Agreement and comply with the obligations, covenants and agreements set forth herein.

(E)

The undertaking of this Agreement by the Sponsor and Parent will provide substantial benefit, directly or indirectly, to the Sponsor, the Parent and the Borrower Entities and it is necessary or convenient to the conduct, promotion, or attainment of the business of the Sponsor and its Affiliates.

NOW, THEREFORE, in consideration of the promises and other agreements herein contained, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND OTHER RULES OF CONSTRUCTION

Section 1.01 Terms Generally. Unless otherwise defined herein, capitalized terms used herein, including in the preamble and preliminary statements, without definition shall have the respective meanings assigned to such terms in Annex 1 to the Loan Agreement or, if not defined therein, in the Accounts Agreement. As used in this Agreement, the following terms shall have the following meanings.

“Affiliate Transaction Agreements” means, collectively or individually, the following agreements, as amended, restated, amended and restated, modified and/or supplemented:

(a) each Management Services Agreement;

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(b) the Tier One IP License;

(c) each Tier Two IP License;

(d) each Processing Agreement;

(e) any agreement listed on Schedule 6.13 (Affiliate Transactions) of the Loan Agreement entered into by any Sponsor Entity and any Borrower Entity; and

(f) any other agreement entered into by any Sponsor Entity, or any other Affiliate of the Borrower and any Borrower Entity.

“Agreement” has the meaning given to such term in the preamble hereto.

“Amendment” has the meaning given to such term in Section 7.19(h) (Lender Rights with Respect to Affiliate Transactions).

“Base Equity Contribution Amount” has the meaning assigned to such term in Section 2.01 (Borrower Funding Commitment).

“Base Equity Contributions” means each Equity Contribution made to the Borrower by the Sponsor Entities pursuant to Section 2.01 (Borrower Funding Commitment).

“Borrower” has the meaning given to such term in the preamble hereto.

“Borrower Entity Default” means any failure by any Borrower Entity or any of its Affiliates to make any payment of an amount due under any Affiliate Transaction Agreement due to any Sponsor Entity or any of its Affiliates (other than a Borrower Entity) or to perform any other obligation thereunder (or any other event) which would (i) permit such Sponsor Entity or any of its Affiliates (other than a Borrower Entity) to suspend its performance under such Affiliate Transaction Agreement, (ii) entitle such Sponsor Entity or any of its Affiliates (other than a Borrower Entity) to exercise cure or step-in rights, (iii) entitle such Sponsor Entity or any of its Affiliates (other than a Borrower Entity) to terminate such Affiliate Transaction Agreement or (iv) otherwise constitute a default of any Borrower Entity or any of its Affiliates (other than a Sponsor Entity) under such Affiliate Transaction Agreement, in each case either immediately or with the passage of time or the giving of notice or both.

“Cash Contributions” means a payment in cash by a Sponsor Entity, directly or through the Parent, to the Borrower.

“Collateral Agent” has the meaning given to such term in the preamble hereto.

“Cure Period” means, with respect to any Borrower Entity Default, the period (i) commencing on (A) the date of expiration of a Borrower Entity’s cure period with respect to such Borrower Entity Default provided for in each Affiliate Transaction Agreement, if a cure period is applicable to such Borrower Entity Default pursuant to such Affiliate Transaction Agreement or (B) otherwise, the date of occurrence of such Borrower Entity Default and (ii) ending the later of (A) 90 days after receipt of the applicable Sponsor Affiliate Default Notice, (B) 90 days after the date of expiration of such Borrower Entity’s cure period with respect to such Borrower Entity Default provided for in each Affiliate Transaction Agreement and (C) if such Borrower Entity Default is a non-monetary default, such later date (not to be later than 180 days after receipt of the applicable Sponsor Affiliate Default Notice) as may be required to cure such default so long as the Secured Parties have commenced and are diligently pursuing appropriate action to cure such default; provided, that (x) if the Secured Parties are prohibited from curing any such non-monetary default by any process, stay or injunction issued by any governmental authority or pursuant to any bankruptcy or insolvency or other similar proceeding involving such Borrower Entity, such Borrower Entity or any of

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

their Affiliates, then the time periods specified herein for curing a default shall be extended for the period of such prohibition, (y) if the nature of such non-monetary default is such that it cannot be cured by the Secured Parties without the Secured Parties having taken possession of the Project, then the Secured Parties’ time to remedy such default shall be extended for such period of time as is necessary for the Secured Parties to lawfully obtain possession of the Project or (z) if performance obligations under any Affiliate Transaction Agreement have been suspended because of a “force majeure” (as defined or used in each Affiliate Transaction Agreement) in accordance with each Affiliate Transaction Agreement, then the time periods specified herein for curing a default shall be extended for the period occurring during such suspension due to “force majeure” (as defined or used in each Affiliate Transaction Agreement).

“DOE” has the meaning given to such term in the preamble hereto.

“Equity Contribution” means any equity contribution or Permitted Subordinated Loan made by any Sponsor Entity to the Borrower pursuant to Article II (Equity Contribution Obligations).

“Equity Contribution Request” means a written request in the form attached as Exhibit A (Form of Equity Contribution Request) hereto.

“Expropriation Event” means any event or circumstance in which any Governmental Authority condemns, nationalizes, seizes or otherwise expropriates (a) all or any material part of the Project or other assets of the Borrower; or (b) all or any part of the Equity Interest of the Borrower owned by any of the Sponsor Entities or any of their respective Affiliates.

“In-Kind Contributions” means transfers of real property, previously paid Project Costs and other assets, subject to DOE’s review and valuation of such assets, which valuation shall be reflected in the Project Plans.

“IT Systems” has the meaning given to such term in Section 3.34(a) (Information Technology and Cyber-Security).

“LGC” means LG Chem, Ltd.

“LGC Agreement” means the Nickel Sulphate Off-Take Agreement, dated April 20, 2022, among Traxys, LG Chem, Ltd., Borrower (as assignee of Parent) and HubCo.

“LGES” means LG Energy Solution, Ltd.

“LGES Agreement” means the Nickel Sulphate Off-Take Agreement, dated April 20, 2022, among Traxys, LGES, Borrower (as assignee of Parent) and HubCo.

“Loan Agreement” has the meaning given to such term in the Preliminary Statements.

“Non-Project Offtake Agreements” has the meaning given to such term in Section 4.09(b) (Sponsor Support Covenants).

“Parent” has the meaning given to such term in the preamble hereto.

“Spoke Equity Contribution Amount” has the meaning given to such term in Section 2.01 (Borrower Funding Commitment).

“Sponsor” has the meaning given to such term in the preamble hereto.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

“Sponsor Affiliate Default Notice” means a written notice given by any Sponsor Entity to each of the Collateral Agent and DOE promptly upon the occurrence of a Borrower Entity Default under any Borrower Entity Default which, either immediately or following the applicable grace period under such Affiliate Transaction Agreement or the giving of notice, or both, would enable such Sponsor Entity or any of its Affiliates (other than a Borrower Entity) to:

(a) suspend the performance of its obligations under such Affiliate Transaction Agreement (including in connection with any insolvency or bankruptcy proceeding in relation to any Borrower Entity or any of their respective Affiliates);

(b) withhold any payments due to any Borrower Entity;

(c) exercise cure or step-in rights;

(d) accelerate amounts owing between any Borrower Entity and such Sponsor Entity or Affiliate;

(e) terminate or give notice terminating such Affiliate Transaction Agreement; or

(f) take or support any action for the liquidation, bankruptcy, administration, receivership, reorganization, dissolution or winding up of any Borrower Entity or for the composition or readjustment of any Borrower Entity’s debts, or any similar insolvency procedure in relation to any Borrower Entity, or for the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator, administrator or similar official for any Borrower Entity or for any part of any Borrower Entity’s property.

(g) “Sponsor Affiliate Transaction Default” means any failure by any Sponsor Entity to make any payment of any amount due to any Borrower Entity or to perform any of its obligations under any Affiliate Transaction Agreement (or any other event) which would (i) permit such Borrower Entity to suspend its performance of such Affiliate Transaction Agreement, (ii) entitle any Borrower Entity to exercise cure or step-in rights, (iii) entitle such Borrower Entity to terminate such Affiliate Transaction Agreement or (iv) otherwise constitute a material breach of any Sponsor Entity under such Affiliate Transaction Agreement, in each case either immediately or with the passage of time or the giving of notice or both.

“Sponsor Entities” has the meaning given to such term in the preamble hereto.

“Sponsor Security” has the meaning given to such term in Section 6.16(a) (Assignment and Grant of Security Interest by the Sponsor).

“Step-in Notice” has the meaning given to such term in Section 7.19(c) (Lender Rights with Respect to Affiliate Transactions).

“Subordinated Debt” means, all indebtedness and obligations of any Borrower Entity to any Sponsor Entity or any of their respective Affiliates, whether in respect of all Permitted Subordinated Loans or otherwise.

Section 1.02 Other Rules of Construction. The rules of construction set forth in Section 1.02 (Other Rules of Construction) of the Loan Agreement shall apply mutatis mutandis to this Agreement.

Section 1.03 Definitions in Other Written Communications. Unless the contrary intention appears, any capitalized term used without definition in any notice or other written communication given under or pursuant to this Agreement shall have the same meaning in that notice or other written communication as in this Agreement, including by reference to Annex 1 to the Loan Agreement or any other document.

Section 1.04 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein and in the other Financing Documents, and in any certificate or other document made or delivered pursuant hereto or thereto, but not otherwise defined in Annex 1 to the Loan Agreement shall have the respective meanings assigned to them in conformity with GAAP.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

ARTICLE II

EQUITY CONTRIBUTION OBLIGATIONS

Section 2.01 Borrower Funding Commitment. As a condition precedent to the First Advance, prior to delivering the initial Master Advance Notice:

(a) the Sponsor Entities shall make, and the Borrower shall have received, Equity Contributions, consisting of either Cash Contributions, In-Kind Contributions or a combination thereof, in an amount not less than the greater of (i) [XXX] and (ii) the amount in [XXX] of the Updated Base Case Financial Model (the “Base Equity Contribution Amount”);

(b) SpokeCo shall have received, through the Borrower, proceeds from Base Equity Contributions in an amount not less than the amount of construction costs projected to be incurred by SpokeCo in connection with the development and construction of Covered Spokes, as reflected in [XXX] of the Updated Base Case Financial Model delivered pursuant to Section 5.02(d) (Base Case Financial Model) of the Loan Agreement (the “Spoke Equity Contribution Amount”); and

(c) the Sponsor Entities shall deliver to the Collateral Agent and Depositary Bank, and the Collateral Agent and Depositary Bank shall have received, cash proceeds from Base Equity Contributions, in immediately available funds, as follows:

(i) for deposit into Construction Reserve Account, in an amount at least equal to the greater of (A) ten percent of the estimated amount of remaining Project Costs, as of the First Advance Date, necessary to achieve Project Completion as certified by the Independent Engineer and (B) [XXX];

(ii) for deposit into the Ramp-up Costs Account, in an amount equal to the amount of operating losses projected to be incurred by the Borrower Entities from the First Advance Date through the Project Completion Date, as reflected in [XXX] of the Updated Base Case Financial Model delivered pursuant to Section 5.02(d) (Base Case Financial Model) of the Loan Agreement; and

(iii) for deposit into the SpokeCo Capital Expenditure Account, in an amount equal to the Spoke Equity Contribution Amount; and

(d) the Sponsor Entities shall make, and the Borrower shall have received, Equity Contributions in the Construction Account, consisting of Cash Contributions, in an amount equal to the DBA Retroactive Compliance Amount.

Section 2.02 Contingent Equity Commitment.

(a) Contingent Equity Contributions. The Borrower may, from time to time, demand that the Sponsor make, and upon such demand the Sponsor shall make or shall cause the Parent to make, Equity Contributions, consisting of Cash Contributions, in accordance with Section 2.03 (Mechanics for Requesting Advances) when and in the amounts set forth below:

(i) Completion Guarantee.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(A) To the extent that (1) the sum of (x) funds on deposit in, or credited under an Acceptable Letter of Credit to, the Construction Reserve Account and (y) the Maximum Principal Amount available to be drawn is insufficient, or (2) the conditions precedent to the making of Advances are not satisfied in time, in each case, to pay for Project Costs when they become due and payable and remain outstanding, after giving effect to the transfers contemplated in Section 2.10(b) (Construction Reserve Account) of the Accounts Agreement, the Sponsor shall make, or cause the Parent to make, Equity Contributions for deposit into the Construction Reserve Account in the amounts needed to pay for such Project Costs and other costs and expenses required to be incurred to permit the Borrower to achieve Project Completion no later than (I) in the case of Project Costs, five Business Days prior to such Project Costs becoming due and payable and (II) in the case of such other costs and expenses required to be incurred to permit the Borrower to achieve Project Completion, five Business Days prior to such other costs and expenses becoming due and payable.

(B) If at any time prior to the Project Completion Date, DOE (in consultation with the Independent Engineer) determines that the remaining Total Project Costs exceed the sum of (x) funding available to the Borrower under the Financing Documents and (y) the amount on deposit in or credited under an Acceptable Letter of Credit to the Construction Reserve Account, and the Borrower fails within 30 days after receiving written notice thereof from DOE to arrange for the provision of the requisite funds (through additional Equity Contributions) on terms and conditions and from parties reasonably acceptable to DOE, the Sponsor shall make, or cause the Parent to make Equity Contributions, to be deposited in the Construction Reserve Account, in the amount of the deficiency notified in writing by DOE to the Borrower no later than five Business Days after the end of such 30-day period.

(C) If on any Monthly Transfer Date prior to the Project Completion Date, after giving effect to all transfers, if any, required to be made pursuant to Section 2.06 (Revenue Accounts) of the Accounts Agreement on such Monthly Transfer Date, the Maximum Principal Amount that remains available to be drawn under the DSRA Note is less than the Account Shortfall in the Debt Service Reserve Account (and credited to the Borrower Funds DSRA Subaccount), the Sponsor shall make, or cause the Parent to make, an Equity Contribution to be deposited in the Debt Service Reserve Account in an amount equal to such Account Shortfall on such Monthly Transfer Date; provided that the Sponsor may, in lieu of making such Equity Contribution in cash, deliver to the Collateral Agent an Acceptable Letter of Credit to be credited to the Debt Service Reserve Account in an amount equal to such Account Shortfall on such Monthly Transfer Date.

(ii) Performance Guarantee. No later than on the Project Completion Date, the Sponsor shall make, or cause the Parent to make, an Equity Contribution, to be deposited in the Debt Service Payment Account, in the amount necessary, if any, for the Borrower to make in full the Mandatory Prepayment contemplated by Section 3.06(c)(x) (Project Completion Prepayment) of the Loan Agreement, after giving effect to the transfer contemplated in Section 2.10(c) (Construction Reserve Account) of the Accounts Agreement.

(iii) Working Capital Facility. If Borrower exercises its right to utilize Working Capital Facility (as defined in the Traxys Refined Products Agreement and Traxys Black Mass Agreement) or receive “provisional payments” (as used in the Glencore By-Products Offtake Agreement) pursuant to (x) Section 4.8 of the Traxys Refined Products Agreement, (y) Section 4.3 of the Traxys Black Mass Agreement or (z) Section

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

14 of each of Appendices A through D of the Glencore By-Products Offtake Agreement, the Sponsor shall, or shall cause the Parent to, make an Equity Contribution in the amount necessary to pay in full any WCF Interest incurred thereunder, and deposit such amount in the Additional Sponsor Contributions Account no later than the fifth Business Day prior to the date on which payment of such cost will be due and payable.

(iv) LG Agreements Delivery Shortfall. If (A) LGES exercises its rights pursuant to Section 6.2(b)(C) of the LGES Agreement or (B) LGC exercises its rights pursuant to Section 6.2(b)(C) of the LGC Agreement to demand that Borrower pay the cost and expense of procuring from (x) third party vendors or (y) Borrower’s “Approved Vendors” (as defined therein) an amount of “Nickel Sulphate” (as defined therein) sufficient to satisfy a “Delivery Shortfall” (as defined therein), and the Borrower fails to make such payments when due after giving effect to any grace period thereunder, then the Sponsor shall, or shall cause the Parent to, make an Equity Contribution in the amount necessary to pay in full such cost and expense of “Delivery Shortfall” (as defined therein), and deposit such amount in the Additional Sponsor Contributions Account no later than the fifth Business Day prior to the date on which payment of such cost will be due and payable.

(b) Funding of Construction Reserve Account.

(i) As a condition precedent to the First Advance, prior to delivering the initial Master Advance Notice, the Sponsor shall, or shall cause the Parent to, deliver to the Collateral Agent, and the Collateral Agent shall have received from the Sponsor Entities, cash in immediately available funds or an Acceptable Letter of Credit, to be deposited in or credited to the Construction Reserve Account in an amount at least equal to the Account Funding Requirement thereof as of the First Advance Date.

(ii) If as of any date, an Account Shortfall exists in the Construction Reserve Account, the Sponsor shall or shall cause the Parent to deliver to the Collateral Agent cash in immediately available funds or an Acceptable Letter of Credit (or an amendment increasing the amount available to be drawn under any Acceptable Letter of Credit then credited to the Construction Reserve Account) for deposit into or credit to the Construction Reserve Account in an amount at least equal to such Account Shortfall no later than five Business Days after the earlier of (A) delivery by the Collateral Agent or DOE to the Sponsor of written notice that such Account Shortfall exists, and (B) any Obligor having Knowledge of such Account Shortfall.

(c) Funding of Operation and Maintenance Reserve Account. If, on the first Monthly Transfer Date after the Commissioning Completion Date, after giving effect to the transfer required to be made pursuant to Section 2.10(d) (Construction Reserve Account) of the Accounts Agreement, an Account Shortfall exists in the Operation and Maintenance Reserve Account, the Sponsor shall, or shall cause the Parent to, make an Equity Contribution to the Borrower and deliver to the Collateral Agent the proceeds thereof in immediately available funds or an Acceptable Letter of Credit, to be deposited in or credited to the Operation and Maintenance Reserve Account in the amount of such Account Shortfall.

(d) If the Collateral Agent (acting at the written direction of DOE) attempts to make a draw upon a letter of credit credited to any account having an Account Funding Requirement and the amount of such draw (or any portion thereof) is not paid by the issuer or confirming party of such letter of credit for any reason other than DOE’s submission of a non-compliant drawing certificate (so long as DOE is not nor the issuer applicable letter of credit disputing the determination by the issuer of the applicable letter of credit that such certificate is non-compliant), and a new Acceptable Letter of Credit having

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

substantially the same terms and conditions as the letter of credit being replaced is not issued within ten Business Days following such failure, the Collateral Agent, upon DOE’s instruction, shall promptly deliver a notice to the Sponsor of such failure and the Sponsor shall, no later than four Business Days after the date on which it receives such notice, make a deposit into the Project Account in the amount that is available to be drawn under such letter of credit.

Section 2.03 Mechanics for Funding Equity Contributions.

(a) If the Sponsor is required to make an Equity Contribution pursuant to this Agreement, the Borrower shall submit to the Sponsor an Equity Contribution Request no later than five Business Days prior to the due date thereof, indicating the Section of this Agreement pursuant to which such Equity Contribution is required, the date on which such Equity Contribution must be made and the amount thereof, and the Project Account into which the proceeds of the Equity Contribution must be deposited. Failure by the Borrower to timely deliver an Equity Contribution Request shall not release any Sponsor Entity from its obligation to make any Equity Contribution pursuant to and in accordance with the terms hereof. Unless the Collateral Agent or DOE have delivered an Equity Contribution pursuant to clause (b) below with respect to any Equity Contribution required to be made by the Sponsor Entities, the Borrower’s delay in delivering an Equity Contribution Request will only extend the due date for the making of such Equity Contribution on a day-for-day basis.

(b) If the Borrower is entitled to demand that the Sponsor make an Equity Contribution, each of the Collateral Agent and DOE are hereby also authorized to deliver an Equity Contribution Request to the Sponsor; provided, that, notwithstanding anything to the contrary contained herein, if the Borrower fails to timely deliver the applicable Equity Contribution Request, the Collateral Agent or DOE may deliver such Equity Contribution Request after the date set forth in clause (a) above, in which case the Sponsor Entities shall make the applicable Equity Contribution no later than the later of (i) two Business Days after the Collateral Agent’s or DOE’s delivery of the Equity Contribution Request to the Sponsor and (ii) the date on which such Equity Contribution is due pursuant to Section 2.02 (Contingent Equity Contributions).

Section 2.04 Enforcement. Each Sponsor Entity agrees that, in addition to any other right and remedy of the Secured Parties contemplated hereby or by any other Financing Document, if an Event of Default has occurred and is continuing, the Collateral Agent shall, in accordance with and subject to the terms and conditions of the Financing Documents have the full right and power to enforce directly against any Sponsor Entity all obligations of such Sponsor Entity under this Agreement and otherwise to exercise all of its and the Borrower’s rights and remedies under this Agreement and to make all demands and give all notices and make all requests required or permitted to be made (in its own name or in the name of the Borrower) under this Agreement. If any Sponsor Entity shall receive inconsistent directions from the Borrower and the Collateral Agent, it shall comply with the directions from the Collateral Agent acting on behalf of the Secured Parties.

Section 2.05 Deductions; Set-off.

(a) Any and all sums payable by a Sponsor Entity hereunder shall be paid in full, free and clear of any deductions or withholdings for any and all present and future Taxes. If, notwithstanding the foregoing, any Sponsor Entity shall be required by Applicable Law to deduct any Taxes from or in respect of any sum payable pursuant hereto, (i) the sum payable shall be increased as may be necessary so that after making all required deductions the Borrower receives an amount equal to the sum that would have been received had no such deductions been required, (ii) such Sponsor Entity shall make such deductions, and (iii) such Sponsor Entity shall pay the full amount deducted to the relevant taxing or other Governmental Authority in accordance with Applicable Law.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(b) No setoff, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature (other than payment or performance by the Sponsor Entities or the Borrower Entities of its obligations hereunder) which any Obligor may have or assert against any Secured Party shall be available hereunder to, or shall be asserted by, any Sponsor Entity against any Secured Party or the Borrower in any action arising out of the transactions contemplated hereby, or out of any of the documents or instruments referred to herein.

Section 2.06 Obligations Absolute.

(a) To the fullest extent permitted by Applicable Law, the obligations of each Sponsor Entity hereunder shall not be subject to any abatement, reduction, limitation, impairment, termination, set-off, defense, counterclaim or recoupment whatsoever or any right to any thereof.

(b) The obligations of each Sponsor Entity under this Article II shall be irrevocable, absolute and unconditional, and shall be paid or performed strictly in accordance with this Agreement under all circumstances irrespective of:

(i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to this Agreement or any other Transaction Document;

(ii) any exchange or release of any other obligations hereunder or under any other Transaction Document;

(iii) the existence of any claim, setoff, defense (other than a defense of payment or performance), reduction, abatement or other right that any Sponsor Entity may have at any time against the Borrower, any Secured Party or any other Person;

(iv) any document presented in connection with any Transaction Document proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) any breach by any Obligor or any other Person of any representation, warranty or covenant contained in any of the Transaction Documents, or the occurrence of any Event of Default or any other default or event of default under any Transaction Document;

(vi) except to the extent prohibited by mandatory provisions of Applicable Law, status as, and any other rights of, a “debtor” under the UCC as in effect from time to time in the State of New York or under the Applicable Law of any other relevant jurisdiction;

(vii) any duty on the part of the Borrower or any Secured Party to disclose any matter, fact or thing relating to the business, operations or financial or other condition of any Sponsor Entity now known or hereafter known by the Borrower or any Secured Party;

(viii) any disability or other defense (other than a defense of payment or performance) of any Sponsor Entity or any other Person;

(ix) any act or omission by the Borrower or any Secured Party that directly or indirectly results in or aids the discharge of any Sponsor Entity or any other Person, by operation of law or otherwise;

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(x) any change in the time, manner or place of payment of, or in any other term of, all or any of its obligations or liabilities hereunder or any compromise, renewal, extension, acceleration or release (other than a release of such obligations of the Borrower under this Article II) with respect thereto, any change in the collateral securing its obligations or liabilities hereunder or any other Financing Document or any amendment or waiver of or any consent to departure from any other guarantee for all or any of its obligations or liabilities hereunder or any other Financing Document;

(xi) any change in the corporate structure or existence of any Sponsor Entity;

(xii) any exchange, taking or release of any guarantee or collateral;

(xiii) any application of collateral to any Sponsor Entity’s obligations hereunder (other than to the extent it results in irrevocable and indefeasible payment in full thereof);

(xiv) any Note Obligation is accelerated or modified, supplemented or amended in any respect, or any right under any Financing Document or any other agreement or instrument referred to herein or therein is waived;

(xv) any Insolvency Proceeding of the Borrower, any Sponsor Entity or any Affiliate thereof or any other Person occurs;

(xvi) this Agreement or any other Financing Document, or any other agreement referred herein or therein, shall be rejected in bankruptcy of the Borrower, any Sponsor Entity or any Affiliate thereof;

(xvii) the Borrower fails to pay any fee or provide other consideration to the Sponsor Entities or any Affiliate thereof in consideration of its entering into, or any failure of consideration related to, this Agreement or any other Financing Document, or making any Equity Contribution;

(xviii) any change occurs in the scope of the Project or in the economic viability of the Project;

(xix) any exercise of any rights or remedies or any settlement or compromise by any Secured Party pursuant to the terms of any Financing Document (including any transfer of all or any portion of any Borrower Entity’s assets to a successor entity or other party in accordance with the terms of the Financing Documents) or any failure by the Borrower or any Secured Party to exercise any right or pursue any remedy it might have against the Borrower, any Sponsor Entity or any other party to any Financing Document; and

(xx) any other circumstances or conditions, foreseen or unforeseen, now existing or hereafter occurring, which might otherwise constitute a defense available to, or discharge of, any Sponsor Entity in respect of any Financing Document (other than a defense of payment or performance).

(c) The Sponsor Entities and all others who may become liable for all or part of the obligations of the Sponsor Entities under this Agreement agree to be bound by this Article II and, to the extent permitted by Applicable Law:

(i) waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced hereby or by any extension or renewal thereof;

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest, except as expressly provided otherwise in this Agreement;

(iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any obligation hereunder except as required hereby;

(iv) waive all rights of abatement, diminution, postponement or deduction, and any defense (other than a defense of payment or performance), that any party to any Financing Document or any beneficiary thereof may have at any time against the Borrower, any Secured Party or any other Person, or out of any obligation at any time owing to the Borrower or any Secured Party;

(v) agree that its liabilities hereunder shall be unconditional and without regard to any setoff, counterclaim or the liability of any other Person for the payment hereof;

(vi) agree that any consent, waiver or forbearance hereunder with respect to any event shall operate only for such event and not for any subsequent or other event;

(vii) consent to any and all extensions of time that may be granted by the Borrower (with the prior written consent of DOE) or any Secured Party with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment;

(viii) waive all defenses and allegations based on or arising out of any contradiction or incompatibility among its obligations or liabilities hereunder and any of its other obligations;

(ix) waive, unless and until its obligations or liabilities hereunder have been performed, paid, satisfied or discharged in full, any right to enforce any remedy that the Borrower or any Secured Party now has or may in the future have against the Sponsor Entities or any other Person;

(x) waive any benefit of, or any right to participate in, any guarantee or insurance whatsoever now or in the future held by the Borrower or any Secured Party;

(xi) waive the benefit of any statute of limitations affecting its liability hereunder; and

(xii) consent to the addition or release of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance or release of any and all other security for any payment hereunder, and agree that the addition or release of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

(d) The Sponsor Entities shall remain liable for their contribution and other obligations under this Agreement until such obligations have been irrevocably paid or otherwise satisfied and discharged in full in accordance with this Agreement and the other Financing Documents, and nothing except irrevocable payment, satisfaction or discharge in full thereof in accordance with this Agreement and the other Financing Documents shall release the Sponsor Entities from such obligations.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(e) Except as expressly provided herein, the obligations and liabilities of the Sponsor Entities under this Agreement shall not be conditioned or contingent upon the pursuit or exercise by the Borrower, any Secured Party or any other Person at any time of any right or remedy (nor shall such obligations and liabilities be affected, released or modified by any action, failure, delay or omission by the Borrower, any Secured Party or any other Person in the enforcement or exercise of any right or remedy under Applicable Law) against any Person that may be or become liable in respect of all or any part of the obligations and liabilities of any Sponsor Entity under this Agreement or the other Financing Documents.

Section 2.07 No Subrogation. Except as otherwise permitted under the Loan Agreement, to the greatest extent permitted by Applicable Law, until the irrevocable and indefeasible discharge in full of all Note Obligations, no Sponsor Entity shall exercise any claim, right or remedy that it may now have or may hereafter acquire against any Borrower Entity arising under or in connection with this Agreement (whether in respect of Equity Contributions made under this Agreement or otherwise), including any claim, right or remedy of subrogation, contribution, reimbursement, exoneration, indemnification or participation arising under contract, by law or otherwise; provided, that nothing contained herein shall limit or reduce any right or remedy that any Borrower Entity may have against any Sponsor Entity or Affiliate of such Sponsor Entity or that any Sponsor Entity or Affiliate of such Sponsor Entity may have against another Sponsor Entity or Affiliate of such Sponsor Entity (other than any Borrower Entity). If, notwithstanding the preceding sentence, any amount shall be paid to a Sponsor Entity on account of such subrogation rights at any time prior to the Release Date, such amount shall be held by such Sponsor Entity in trust for the Collateral Agent for the benefit of the Secured Parties, segregated from other funds of such Sponsor Entity and be turned over to the Collateral Agent in the exact form received by such Sponsor Entity (duly endorsed by such Sponsor Entity to the Collateral Agent, if required), to be applied as provided herein.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SPONSOR ENTITIES

To induce DOE to enter into the Loan Agreement and to arrange for FFB to purchase the Notes and offer extensions of credit thereunder, each Sponsor Entity hereby represents and warrants to and in favor of DOE as of (i) the date hereof, (ii) each Advance Date, and (iii) the Project Completion Date that:

Section 3.01 Organization and Existence. Each Sponsor Entity (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) is duly qualified to do business in, and in good standing in, the Province of Ontario, Canada and each other jurisdiction where the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect and (c) has all requisite power and authority to (i) own or hold under lease and operate the property it purports to own or hold under lease; (ii) carry on its business as now being conducted and as proposed to be conducted in respect of the Project; (iii) incur Indebtedness and create Liens on all and any of its properties; and (iv) execute, deliver, perform and observe the terms and conditions of each of the Transaction Documents to which it is a party.

Section 3.02 Authorization; No Conflict. Each Sponsor Entity has duly authorized, executed and delivered the Transaction Documents to which it is a party, and none of (i) its execution and delivery thereof, (ii) its consummation of the transactions contemplated hereby or thereby nor its compliance with the terms of this Agreement or thereof, and (iii) the making of Equity Contributions pursuant to the terms hereof, in each case, do or will (a) contravene its Organizational Documents or any Applicable Laws, (b) contravene or result in any breach or constitute any default under any Governmental Judgment, (c) contravene or result in any breach or constitute any default under, or result in or require the creation of any Lien upon any of its properties under any agreement or instrument to which it is a party or by which it or any of its properties may be bound, except (with respect to any property other than any Equity Interest in the Borrower) for any such Lien as may not be reasonably expected to result in a Material Adverse Effect, or (d) require the consent or approval of any Person other than the Required Approvals and any other consents or approvals that have been obtained and are in full force and effect.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Section 3.03 Capitalization. (a) All of the Equity Interests of the Borrower Entities have been duly authorized, validly issued, are fully paid and non-assessable, and are directly owned by the Parent or the Borrower, as applicable, free and clear of all Liens other than Liens created under the Equity Pledge Agreement or the Security Agreement. No options or rights for conversion into or acquisition, purchase or transfer of Equity Interests of the Borrower or any agreements or arrangements for the issuance by the Borrower of additional Equity Interests are outstanding.

(b) No Person or group of Persons, directly or indirectly owns ten percent or more of the Equity Interests in any of the Borrower Entities, other than (i) (A) as of the Effective Date, any Person identified in the structure chart delivered by the Borrower to DOE pursuant to Section 5.01(gg) (Structure Chart) of the Loan Agreement, (B) as of each Advance Date, such chart or an updated structure chart, in substantially the same form, delivered by the Borrower to DOE not later than the day on which the Master Advance Notice related to such Advance Date is delivered or (C) as of the Project Completion Date, the most recently delivered chart described above or an updated structure chart, in substantially the same form, delivered by the Borrower to DOE at least ten Business Days prior to the Project Completion Date, (ii) any Qualified Public Company Shareholder holding only an indirect ownership interest in such Borrower Entity by its, direct or indirect, holding of Publicly Traded Securities of the Sponsor or (iii) any Person holding only an indirect ownership interest in such Borrower Entity by its, direct or indirect, holding of an interest in a Qualified Investment Fund.

Section 3.04 Solvency. (a) The value of the assets (at fair value and present fair saleable value or at book value) of each Sponsor Entity is, on the date of determination, greater than the amount of liabilities at book value (including contingent and unliquidated liabilities) of such Sponsor Entity as of such date. As of the date of determination, each Sponsor Entity is able to pay all of its liabilities as such liabilities mature and does not have an unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(b) No Sponsor Entity is the subject of any pending or, to any Sponsor Entity’s Knowledge, threatened Insolvency Proceedings.

(c) No corporate action, legal proceedings or other procedure or step is being considered or prepared by any Sponsor Entity that is intended to or could be reasonably expected to result in the occurrence of any event or circumstance described in Section 10.01(k) (Bankruptcy; Insolvency; Dissolution) of the Loan Agreement.

Section 3.05 Eligibility of Borrower; Project. The Borrower has satisfied each of the conditions contained in the Program Requirements (a) to be classified as an Eligible Applicant and (b) to classify the Project-related manufacturing facilities as Eligible Projects.

Section 3.06 Transaction Documents. Each Transaction Document to which each Sponsor Entity and each Borrower Entity is, or will be when executed, a party is a legal, valid and binding obligation of such Sponsor Entity or Borrower Entity, enforceable against such Obligor party thereto in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Section 3.07 Litigation.

(a) Except as set forth in Schedule 6.08 (Litigation) of the Loan Agreement or as disclosed in the Sponsor’s Financial Statements, there is no Adverse Proceeding pending or, to the Knowledge of any Sponsor Entity, threatened in writing that relate to: (a) the legality, validity or enforceability of any Financing Document or any Major Project Document; (b) the Project or any transaction contemplated by any Financing Document or any Major Project Document; or (c) any Obligor or any Project Document (other than a Major Project Document) that either individually or in the aggregate has, or could reasonably be expected to materially and adversely affect the Project.

(b) Except as set forth in Schedule 6.08 (Litigation) of the Loan Agreement or as disclosed in the Sponsor’s Financial Statements, there is no Adverse Proceeding pending or, to the Knowledge of any Sponsor Entity, threatened in writing that relates to the Sponsor, the Parent or any of their Affiliates that has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.08 Taxes. Each Sponsor Entity has filed all tax returns required by Applicable Laws to be filed by it and has paid (i) all income Taxes that have become due pursuant to such tax returns, and (ii) all other Taxes and assessments payable by it that have become due (in each case, other than those Taxes that it is contesting in accordance with Permitted Contest Conditions).

Section 3.09 Financial Statements. Each of the Historical Financial Statements and each Financial Statement of the Sponsor delivered to DOE pursuant to Section 8.01 (Financial Statements) of the Loan Agreement is complete and correct, has been prepared in accordance with the Designated Standard and presents fairly, in all material respects, the financial condition of the Sponsor, as applicable, as of the respective dates of the Financial Statements for the respective periods covered therein. Such Financial Statements reflect all liabilities or obligations of the Sponsor and its Subsidiaries of any nature whatsoever for the period to which such Financial Statements relate that are required to be disclosed in accordance with the Designated Standard. As of the Effective Date or the date of delivery of such Financial Statements pursuant to Section 8.01 (Financial Statements) of the Loan Agreement, as applicable, or the respective date of such Financial Statements, whichever is earlier, the Sponsor has not incurred or assumed any liabilities or obligations that would be required to be disclosed in accordance with the Designated Standard and which are not reflected in such Financial Statements or the notes thereto.

Section 3.10 Commissions; Project Execution Plan. (a) Except as set forth in Schedule 6.13 (Affiliate Transactions) of the Loan Agreement, none of the Obligors has paid or become obligated to pay (i) any fee or commission to any broker, finder or intermediary for or on account of arranging the financing of the transactions contemplated by the Transaction Documents, or (ii) any contingency fee (computed as a percentage of any amount of the Loan) to any financial or other professional advisors of any of the Obligors.

(b) The Project Execution Plan, as amended or supplemented in accordance with the provisions of the Loan Agreement, (i) is complete and based on reasonable assumptions made in good faith, and (ii) is consistent with the provisions of the Transaction Documents.

Section 3.11 Project Milestone Schedule and Construction Budget; Operating Forecasts and Base Case Financial Model. (a) The Construction Budget, the Project Execution Plan, the Project Milestone Schedule and the Base Case Financial Model:

(i) are complete and based on reasonable assumptions;

(ii) are consistent with the provisions of the Project Documents;

(iii) have been prepared in good faith and with due care; and

(iv) fairly represent the Sponsor’s expectation as to the matters covered thereby as of any date on which this representation is made or deemed made.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(b) The Project Milestone Schedule accurately specifies in summary form the work that each Major Project Participant proposes to complete on or before the deadlines specified therein.

(c) The Construction Budget represents the Sponsor’s best estimate of the Project Costs anticipated to be incurred to achieve the Project Completion Date by no later than the Project Completion Longstop Date. The Construction Budget has not been amended or changed in any material respect other than to reflect changes resulting from Approved Construction Changes.

(d) The Sponsor’s good faith estimate and belief is that the Project Completion Date will occur no later than the Project Completion Longstop Date.

(e) The Sponsor believes that it is technically feasible for the Project to be constructed, completed, operated and maintained so as to fulfill in all material respects the design specifications and requirements contained in the Project Plans and the Major Project Documents.

Section 3.12 Intellectual Property.

(a) Rights to Use; Sufficiency. Each Borrower Entity is either the sole and exclusive owner of, or a licensee of, or otherwise has the legal and valid right to use (and in the case of the Borrower, pursuant to the Tier One IP License to use or right to sublicense to the Subsidiary Guarantors) all Project IP. The security and other interest granted for the benefit of the Secured Parties in the Project IP pursuant to the Security Documents and the Contingent IP License collectively grants to DOE (or the Collateral Agent, on its behalf) valid and sufficient rights to all Project IP at the time of any Event of Default necessary to construct, operate and use the Facility and the Covered Spokes as they were being constructed, operated and used by Borrower Entities immediately prior to such Event of Default.

(b) Tier Two IP Licenses. The Borrower holds and possesses all information and documentation in respect of the rights sub-licensed to the Subsidiary Guarantors necessary to (i) practice the rights sub-licensed under the Tier Two IP Licenses, (ii) complete the Project Execution Plan, and (iii) operate the Facility and the Covered Spokes as described in the Project Execution Plan.

(c) Infringement; No Adverse Proceedings. (i) There is no objection to, challenge to the validity of, or any Adverse Proceeding past, present, or pending to which any Borrower Entity, the IP Provider or any Sponsor Entity is a party or, to the Knowledge of the Sponsor, threatened, alleging any infringement or violation by any Borrower Entity, the IP Provider or any Sponsor Entity of the Intellectual Property of any other Person with respect to any Borrower Entity’s activities relating to the construction, ownership or use of the Project taken prior to the date of the representation or challenging the rights of any Borrower Entity or the IP Provider in or to any Project IP used in connection with such activities, and (ii) to the Knowledge of the Sponsor, there are no facts or circumstances that would be reasonably expected to give rise to any such Adverse Proceeding. The use of the Project IP in connection with the Project or the Covered Spokes does not infringe or otherwise violate any Intellectual Property of any other Person and, to the Knowledge of the Sponsor, no Person is infringing or otherwise violating any Project IP owned by any Borrower Entity or the IP Provider.

Section 3.13 No Defaults, Event of Loss or Force Majeure Event. No (A) Default, or Event of Default, (B) Event of Loss with respect to all or a material portion of the Project or (C) Borrower Force Majeure Event that (1) has adversely affected or could reasonably be expected to adversely affect the ability of the Borrower to perform its obligations under the Transaction Documents or (2) has resulted or could reasonably be expected to result in a suspension of the construction of the Project for a period longer than 30 days from the Effective Date has occurred and be continuing or would occur upon or immediately after the Effective Date.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Section 3.14 No Amendments to Transaction Documents. None of the Financing Documents, FFB Documents or Major Project Documents to which any Sponsor Entity is a party has been amended or modified in any material respect or terminated, except in accordance with or as permitted by this Agreement or as disclosed to DOE and consented to in writing by DOE.

Section 3.15 No Material Adverse Effect. Since October 31, 2022, no event has occurred or could reasonably be expected to occur with respect to the Project, any Borrower Entity, or any Sponsor Entity that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.16 Compliance with Laws; Program Requirements. Each Sponsor Entity is in compliance with, and has conducted and is conducting its business in compliance with, all Applicable Laws (including all Program Requirements with respect to the Project), all Required Approvals and its Organizational Documents.

Section 3.17 Investment Company Act. None of the Sponsor Entities is required to be registered as an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.

Section 3.18 Margin Stock. No part of the proceeds of any Advance, and no other extensions of credit under the Funding Agreements, will be used, directly or indirectly, to purchase or carry any margin stock within the meaning of Regulation T, U or X of the Board, or any regulations, interpretations or rulings thereunder, or for any purpose that violates any regulation of the Board.

Section 3.19 Corrupt Practices Law. Each Sponsor Entity is in compliance with the FCPA. None of the Sponsor Entities has made, offered or promised to make, provided or paid any unlawful contributions, entertainment or anything of value to any local or foreign official, foreign political party or party official or any candidate for foreign political office, (a) in order to influence any act or decision of any foreign official, foreign political party, party official or candidate for foreign political office in his or her official capacity, including a decision to fail to perform his or her official functions, (b) to secure an improper advantage, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to the Sponsor or any of its Affiliates or to any other Person, in violation of the FCPA or other applicable anti-bribery law.

Section 3.20 Environmental Laws. (a) All Required Approvals for the Project (including the Facility and the Warehouse), the Project Site, each of the Covered Spokes, and each of the Sponsor Entities’ products or operations relating to (i) air emissions, (ii) discharges to surface water or ground water, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of toxic or Hazardous Substances or wastes, or (vi) otherwise required under any applicable Environmental Law have been obtained at the time required and are in full force and effect and all terms of such Required Approvals are and have been complied with.

(b) None of the Sponsor Entities has received notice of, and the Sponsor does not have Knowledge of any facts or circumstances that could reasonably be expected to result in any Environmental Claim or any complaint, order, directive, claim, citation or notice by any Governmental Authority that is, or could reasonably be expected to become, material and that relates to its then-existing obligations with respect to the foregoing in clause (a) or any Environmental Law or Hazardous Substance.

(c) There is not and has not been any condition, circumstance, action, activity or event with respect to the Project (including the Facility and the Warehouse), the Project Site, any of the Covered Spokes or any of the Sponsor Entities that has formed or could reasonably form the basis of any actual or alleged violation of any Environmental Law or that could reasonably be expected to have a Material Adverse Effect or result in material harm to environmental, health or safety matters.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(d) The Project (including the Facility and the Warehouse), the Project Site, each of the Covered Spokes, and each of the Sponsor Entities are and have been in compliance with all applicable Environmental Laws.

(e) None of the Sponsor, any Sponsor Entity nor, to the Sponsor’s Knowledge, any other Person, has used, generated, manufactured, produced, stored, or Released, on, in, under or about the Project (including the Facility and the Warehouse), the Project Site or each of the Covered Spokes or transported thereto or therefrom, any Hazardous Substances in any manner that violates Environmental Law, violates the terms and conditions of a Required Approval, requires any engineering or institutional control under Environmental Law or any other Applicable Law or could reasonably be expected to (i) form the basis of an Environmental Claim, (ii) cause the Project (including the Facility and the Warehouse), the Project Site or each of the Covered Spokes to be subject to any restrictions arising under Environmental Laws, (iii) have a Material Adverse Effect, or (iv) result in material harm to the environment, health or safety and no Sponsor Entity is currently conducting or funding or responsible for or is expected or required to conduct, fund or be responsible for any reporting, investigation, remediation, abatement or monitoring of any Hazardous Substance voluntarily or pursuant to Environmental Law, any agreement any Sponsor Entity is a party to or otherwise.

Section 3.21 Employment and Labor Contracts. (a) As of the Effective Date (i) with respect to the Project, none of the Sponsor Entities is or has been within the past two years (x) a party to or bound by any collective bargaining or similar agreement with any union, labor organization or other bargaining agent, or (y) subject to any labor disputes, strikes or work stoppages, requests for arbitration, grievance proceedings or union negotiations or organizational efforts, and (ii) to the Knowledge of the Sponsor, with respect to the Project, there has not been in the past three years, any organized effort or demand for recognition or certification or attempt to organize employees of the Sponsor by any labor organization.

(b) There are no strikes, slowdowns or work stoppages ongoing or threatened in writing by the employees of any of the Sponsor Entities or, to the Sponsor’s Knowledge, any Major Project Participant that have caused or could reasonably be expected to cause a Material Adverse Effect.

Section 3.22 Davis-Bacon Act.

(a) The Borrower and all DBA Contract Parties are in compliance with all Davis-Bacon Act Requirements and Section 7.18 (Davis-Bacon Act) of the Loan Agreement, except for any DBA Compliance Matter in respect of which the Borrower and the applicable DBA Contract Parties have taken all necessary steps to correct the applicable failure to comply with the applicable Davis-Bacon Act Requirements or Section 7.18 (Davis-Bacon Act) of the Loan Agreement. As of the Effective Date, there are no Davis-Bacon Act Covered Contracts except for those listed in Schedule 6.27(a) (Davis-Bacon Act Covered Contracts) of the Loan Agreement.

(b) If and to the extent construction, alteration or repair (within the meaning of the Davis-Bacon Act) of the Project began prior to the Effective Date, the Borrower Entities have prior to the Effective Date, retroactively adjusted, and caused each DBA Contract Party to retroactively adjust, the wages of each affected laborer and mechanic employed in the construction, alteration or repair of the Project prior to the Effective Date, and paid or caused to be paid to each such laborer or mechanic such additional wages, if any, as were necessary for such laborers and mechanics to have been paid at rates not less than those prevailing on similar work in the relevant locality during the period such work was performed, as determined by the Secretary of Labor in accordance with the Davis-Bacon Act wage determinations attached to Schedule 6.27(b) (Davis-Bacon Act Contract Provisions) of the Loan Agreement.

Section 3.23 ERISA. (a) Each Sponsor Entity and ERISA Affiliate has operated each Employee Benefit Plan in compliance with its terms and with all applicable provisions and requirements of the Code, ERISA and all other Applicable Law and has performed all of its respective obligations under such plans.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(b) Each Qualified Plan has been determined by the Internal Revenue Service to be so qualified or is in the process of being submitted to the Internal Revenue Service for approval or will be so submitted during the applicable remedial amendment period, and, nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Qualified Plan with no determination, nothing has occurred that would materially adversely affect such qualification).

(c) There exists no Unfunded Pension Liabilities with respect to Employee Benefit Plans in the aggregate, taking into account only Employee Benefit Plans with positive Unfunded Pension Liabilities.

(d) There are no Adverse Proceedings pending against or involving an Employee Benefit Plan (other than routine claims for benefits) or, to each Sponsor Entity’s Knowledge, any Obligor or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Employee Benefit Plan and, if so asserted successfully, would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(e) No ERISA Event has occurred or is reasonably expected to occur.

(f) Except to the extent required under Section 4980B of the Code or comparable state law, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Obligor or ERISA Affiliate.

(g) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder (or the exercise by DOE of its rights under this Agreement) will not involve any non-exempt transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which taxes could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code.

(h) (i) The assets of each Sponsor Entity do not and will not constitute (A) “plan assets” within the meaning of Section 3(42) of ERISA and the United States Department of Labor Regulations set forth in 29 C.F.R. 2510.3-101, or (B) the assets of any governmental plan (as defined in Section 3(32) of ERISA), church plan (as defined in Section 3(33) of ERISA), non-U.S. plan (as described in Section 4(b)(4) of ERISA) or Similar Law Plan and (ii) transactions by or with each Sponsor Entity are not and will not be subject to state statutes applicable to such Sponsor Entity regulating investments of fiduciaries with respect to any Similar Law Plan.

(i) Neither any Obligor nor any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Employee Benefit Plan subject to Section 4064(a) of ERISA to which it made contributions.

(j) Neither any Obligor nor any ERISA Affiliate has incurred or reasonably expects to incur any liability to PBGC save for any liability for premiums due in the ordinary course or other liability which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 3.24 OFAC and Anti-Money Laundering. (a) None of the Borrower Entities, the Sponsor or any of their Affiliates is a Prohibited Person, and the Borrower Entities are in compliance with all applicable published Sanctions orders, rules and regulations, including those published by OFAC.

(b) None of the Sponsor Entities’ or the Borrower’s respective members, directors, or officers is a Prohibited Person.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(c) None of the Collateral is traded or used, directly or, to the Sponsor’s Knowledge, indirectly by a Prohibited Person or is located or organized in a Prohibited Jurisdiction.

(d) The Sponsor Entities are in compliance with all applicable requirements of anti-money laundering laws in the United States and any other jurisdiction applicable to it, including as required under the Anti-Money Laundering Laws.

Section 3.25 Lobbying Restriction. The Sponsor Entities are in compliance with all requirements of 31 U.S.C. § 1352, as amended, including, without limitation, the requirement that no proceeds of the Advances be expended by the Borrower Entities or any of their respective Affiliates to pay any Person for influencing or attempting to influence an officer or employee of any federal agency, a member of the U.S. Congress, an officer or employee of the U.S. Congress, or an employee of a member of Congress in connection with the making of the Loan or any other action described in 31 U.S.C. § 1352(a)(2).

Section 3.26 Federal Funding. Except for the Sponsor’s denied application under DOE’s Bipartisan Infrastructure Law (BIL) Electric Drive Vehicle Battery Recycling and Second Life Applications Funding Opportunity grant program, no application has been delivered by any Sponsor Entity to, and no application is pending review or approval by, any Governmental Authority for allocation of Federal Funding to the Project, other than (i) any supplemental funding from states or other non-federal government entities in the United States in connection with any part of the Project that is permitted by the Program Requirements, and (ii) any Section 45X Refund or Section 48C Refund the proceeds of which will not be used to pay Eligible Project Costs or any Note Obligations.

Section 3.27 No Federal Debt Delinquency. None of the Sponsor Entities has (i) any judgment Lien against any of its property for a debt owed to the United States or any other creditor, and (ii) any Indebtedness (other than a debt under the Code) owed to the United States or any Governmental Authority thereof that is in delinquent status, as the term “delinquent status” is defined in 31 C.F.R. 285.13(d), including any Tax liabilities, except to the extent such delinquency has been resolved with the appropriate Governmental Authority in accordance with Applicable Law.

Section 3.28 No Tax-Exempt Indebtedness. Neither the Loan nor the Reimbursement Obligations finance, either directly or indirectly, tax-exempt debt obligations, consistent with the requirements of Section 149(b) of the Code.

Section 3.29 Sufficient Funds. As of the First Advance Date, the remaining Loan Commitment Amount, the remaining amount of cash on deposit in, or the amount available to be drawn of Acceptable Letters of Credit credited to the Construction Reserve Account or under this Agreement that is secured by cash or Cash Equivalents on deposit in the Construction Reserve Account, and, with respect to any date on which this representation is made which is an Advance Date, the amount of the requested Advance are, collectively, sufficient to pay all remaining Project Costs.

Section 3.30 No Immunity. No Sponsor Entity nor any of its assets is entitled to immunity in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Transaction Document.

Section 3.31 No Fraudulent Intent. Neither the execution and delivery of this Agreement or any of the other Transaction Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Sponsor Entities with or as a result of any actual intent by any Sponsor Entity to hinder, delay or defraud any entity to which any Sponsor Entity is now or will hereafter become indebted.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Section 3.32 Disclosure. (a) The statements and information contained in the Financing Documents, taken together with all documents, reports or other written information pertaining to the Project that have been furnished by or on behalf of the Sponsor or any other Sponsor Entity to DOE or any DOE Consultant from time to time (other than information relating to the general condition of the industry or the economy that is identified as having been obtained from third parties or created with information from third parties), are, when taken as a whole, true and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading at the time they were made; provided, that, with respect to any pro forma or projected financial information, each Sponsor Entity represents only that such information (A) was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that such projections are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projected results set forth therein by a material amount, and (B) is consistent with the provisions of the Project Documents in all material respects.

(b) There is no fact of which the Sponsor has Knowledge that has not been disclosed to DOE in writing that could reasonably be expected to be material to DOE’s decision to enter into this Agreement or the transactions contemplated hereby or authorize any Advance or that could otherwise be reasonably expected to have a Material Adverse Effect.

(c) The Sponsor has no Knowledge of documents or agreements that have not been furnished or disclosed to DOE in writing that are material in the context of the Transaction Documents, that have the effect of varying any of the Major Project Documents or Financing Documents or that otherwise could reasonably be expected to materially and adversely alter or affect the Project.

Section 3.33 Insurance. To the extent required to be in effect in accordance with Section 7.03 (Insurance) of the Loan Agreement on or prior to the date on which this representation is made, all Required Insurance to be obtained and maintained pursuant to Section 7.03 (Insurance) of the Loan Agreement is in full force and effect in accordance with such terms.

Section 3.34 Information Technology and Cyber-Security.

(a) The information technology used in the business of each Sponsor Entity (“IT Systems”) operates and performs in all material respects as required to permit the Sponsor Entities to conduct their respective businesses as presently conducted.

(b) Each Sponsor Entity has implemented and maintains a commercially reasonable enterprise-wide privacy and information security program with plans, policies and procedures for privacy, physical and cyber security, disaster recover, business continuity and incident response (including reasonable and appropriate administrative, technical and physical safeguards) designed to protect: (i) Sensitive Information from any unauthorized, accidental, or unlawful access, acquisition, use, control, disclosure, transmission, storage, retention, processing, loss, destruction, or modification; (ii) each IT System from any unauthorized or unlawful access, acquisition, use, control, disruption, destruction, or modification; and (iii) the integrity and availability of the Sensitive Information and IT Systems.

(c) None of the Sponsor Entities has, nor any Sponsor Entity has received notice from any vendor (including any service provider or contractor) of any Sponsor Entity that maintains or otherwise processes Sensitive Information on behalf of any Sponsor Entity that such vendor has, suffered any data breaches or other incidents that have resulted in (i) any unauthorized access to, or acquisition, use, disclosure, processing, destruction or modification of, any Sensitive Information or (ii) any unauthorized access to or acquisition, use, control or disruption of any of the IT Systems.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(d) Each Sponsor Entity is in material compliance with (i) all applicable Data Protection Laws, (ii) their respective contractual non-disclosure obligations related to the use and disclosure of Sensitive Information, and (iii) their respective published privacy notices and policies.

(e) In the past five years: (i) none of the Sponsor Entities has received any third party claims, in writing, related to, any loss, theft, unauthorized access to, or unauthorized acquisition, modification, disclosure, retention, processing, corruption, destruction, or other misuse of any information subject to Data Protection Laws (including any ransomware incident) that any Sponsor Entity creates, receives, processes, maintains or transmits; and (ii) none of the Sponsor Entities has received any written notice of any claims, investigations (including investigations by any Governmental Authority), or alleged violations relating to any information subject to Data Protection Laws created, received, maintained or transmitted by the Sponsor Entities.

(f) From and after December 31, 2024, each Sponsor Entity has conducted commercially reasonable privacy and security audits and penetration tests at reasonable intervals on all IT Systems that maintain, store, or process Sensitive Information. Each Sponsor Entity has addressed all material privacy or data security issues identified as “critical,” “high risk,” or similar level of risk rating that are raised in any such audits or penetration tests (including any third party audits of the IT Systems).

ARTICLE IV

AFFIRMATIVE COVENANTS

Each Sponsor Entity hereby agrees that, until the Release Date (or, in the case of Section 4.05 (Diligent Construction of Project; Approved Construction Changes) and Section 4.09(a)(i) (Sponsor Support Covenants), the Project Completion Date):

Section 4.01 Maintenance of Existence, Property, etc.

(a) Each Sponsor Entity shall, and shall cause each Borrower Entity, as to itself, to, preserve and maintain (i) its legal existence and (ii) all of its licenses, rights, privileges and franchises material to the conduct of its business and the Project and the Covered Spokes.

(b) Except as otherwise permitted hereunder, the Sponsor Entities shall, and shall cause each Borrower Entity to, preserve and maintain good and marketable title to or leasehold interest in or rights to all of its property, including its Collateral.

Section 4.02 Intellectual Property.

(a) Acquisition and Maintenance of Project IP. The Sponsor Entities shall cause the Borrower Entities to acquire and at all times preserve and maintain ownership rights for, or obtain and maintain rights, including without limitation under the Tier One IP License and Tier Two IP Licenses, to use, all Project IP that is used in or necessary to construct, own and operate the Project and the Covered Spokes.

(b) Protection of Project IP. The Sponsor Entities shall take all necessary steps to protect, enforce, preserve and maintain the Borrower Entities’ interests in and to the Project IP, including without limitation, under the Tier One IP License and the Tier Two IP Licenses, including (i) taking commercially reasonable steps to maintain and pursue any application, registration or issuance for such Project IP owned by any Borrower Entity, (ii) maintaining commercially reasonable and appropriate business practices relating to the protection of the secrecy, confidentiality, and value of, and documentation of the existence of, all trade secrets and confidential information included in such Project IP, and (iii) maintaining and complying with all material terms and conditions of the Tier One IP License, the Tier Two IP License and any other agreement granting a license to Project IP. If (A) any Project IP owned by,

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

or licensed under the Tier One IP License to, the Borrower becomes, as applicable (x) abandoned or dedicated to the public or placed in the public domain, (y) invalid or unenforceable, or (z) subject to any adverse action or proceeding in any intellectual property office or registrar other than in the usual prosecution process in the ordinary course, and (B) the foregoing, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, then, after any Sponsor Entity obtains Knowledge thereof, the Borrower shall notify DOE thereof in accordance with Section 8.03(a)(vii) (Notices) of the Loan Agreement.

(c) Continued Security Interest in Project IP. The Sponsor Entities shall cause each Borrower Entity to execute and deliver to DOE any document and take all related actions necessary to acknowledge, confirm, register, record or perfect DOE’s security interest in any part of the Borrower Entity’s interest in the Project IP (including the filing of IP Security Agreements with the United States Patent and Trademark Office, or the United States Copyright Office), whether such interest is now owned or hereafter acquired (whether by application, registration, purchase or otherwise) by any Borrower Entity.

(d) Protection Against Infringement. In the event that the Sponsor has Knowledge that any Project IP owned by any Borrower Entity or the IP Provider is infringed or misappropriated by any Person and such infringement or misappropriation could reasonably be expected to have a Material Adverse Effect, the Sponsor shall cause each Borrower Entity to (i) take or omit such actions as is, in the Sponsor’s reasonable judgment, appropriate under the circumstances (taking into account Applicable Law with respect to such infringement or misappropriation), and protect its rights in such Project IP, and (ii) after the Sponsor obtains Knowledge of such infringement or misappropriation, notify DOE in accordance with Section 8.03(a)(vii) (Notices) of the Loan Agreement.

(e) Notice of Borrower’s Alleged Infringement. In the event that the Borrower or Sponsor Entity has Knowledge of any Adverse Proceeding in which it is alleged that the Project IP or the construction, ownership or operation of the Project by the Borrower Entities, is infringing, misappropriating or otherwise violating any Intellectual Property owned or controlled by any Person, and such Adverse Proceeding could reasonably be expected to result in a Material Adverse Effect, the Sponsor shall cause the Borrower Entities shall (i) take or omit such actions as is, in the Sponsor Entities’ view, reasonable or appropriate under the circumstances to avoid or avert a Material Adverse Effect, and (ii) report such notice or communication relating thereto to DOE in accordance with Section 8.03(a)(xiii) (Notices) of the Loan Agreement.

Section 4.03 Minimum Cash Balance. From and after the First Advance Date, the Sponsor shall maintain at all times an aggregate amount of unrestricted (other than subject to a Lien in favor of the Collateral Agent for the benefit of the Secured Parties) cash and Cash Equivalents equal to (x) until the Project Completion Date, at least $20,000,000, and (y) from and after the Project Completion Date, $10,000,000.

Section 4.04 Further Assurances. The Sponsor Entities shall, and shall cause each Borrower Entity to, execute and deliver, from time to time, as reasonably requested by DOE or the Collateral Agent at the Borrower’s expense, such other documents as shall be necessary or advisable or that DOE or the Collateral Agent may reasonably request in connection with the rights and remedies of DOE and the Collateral Agent granted or provided for by the Transaction Documents and to consummate the transactions contemplated therein.

Section 4.05 Diligent Construction of Project; Approved Construction Changes (a) The Sponsor Entities shall use their best efforts to cause the Project Completion Date to occur on or prior to the Project Completion Longstop Date, in each case, within the Construction Budget.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(b) The Sponsor Entities shall construct and complete, or cause to be constructed and completed, the Project diligently (i) in accordance with the Major Project Documents and the other Transaction Documents, all Required Approvals, the Project Execution Plan, and the Construction Budget, and (ii) substantially in accordance with the Project Milestones such that the Commissioning Completion Date will occur on or prior to the Commissioning Completion Longstop Date and the Project Completion Date will occur on or prior to the Project Completion Longstop Date.

(c) The Sponsor shall cause all Approved Construction Changes to be described in the Construction Progress Report delivered on or immediately after the date of approval and, where applicable, reflected in revised versions of the Project Execution Plan, Financing Plan, Construction Budget and/or Project Milestone Schedule, as applicable, and delivered to DOE in accordance with the terms hereof.

Section 4.06 Books, Records and Inspections. (a) The Sponsor Entities shall:

(i) keep proper records and books of account in which full, true and correct entries in accordance with the Designated Standard and all Applicable Laws are made in respect of all dealing and transactions relating to the business and activities of the Obligors;

(ii) (x) prior to March 31, 2027, comply with the ICFR Plan and (y) on and after March 31, 2027, maintain adequate internal controls, reporting systems and cost control systems including the ERP and other software systems and records used for project schedule control and cost control that are designed to ensure that the Sponsor Entities and Borrower Entities satisfy their obligations under the Financing Documents and:

(A) for overseeing the financial operations of each Obligor, including its cash management, accounting and financial reporting;

(B) for overseeing the Obligors’ relationship with DOE and the Sponsor’s Accountant or the Borrower’s Accountant;

(C) for promptly identifying any cost overruns;

(D) for maintaining such records as are necessary to facilitate an effective and accurate audit and performance evaluation of the Project as required by the Program Requirements; and

(E) for compliance with securities, corporate and other applicable law regarding adoption of a code of ethics and auditor independence; and

(iii) record, store, maintain, and operate its records, systems, controls, data and information using means (including any electronic, mechanical or photographic process, whether computerized or not) that are under their exclusive ownership and direct control (including all means of access thereto and therefrom).

(b) The Sponsor Entities shall:

(i) consult and cooperate with the Secured Parties and the DOE Consultants regarding the Project upon DOE’s request;

(ii) cause the Borrower Entities to permit officers and designated representatives of the Secured Parties, any agent of any of the foregoing, and the DOE Consultants to visit and inspect the Project and any other facilities and properties of the Borrower Entities subject to the Borrower Entities’ health, safety and security procedures and, so long as no Default or Event of Default has occurred and is continuing, during customary business hours and upon not less than ten days’ prior notice;

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(iii) cause the Borrower Entities to provide to officers and designated representatives of the Secured Parties, any agent of any of the foregoing, the United States Comptroller General and the DOE Consultants (A) access to any pertinent books, documents, papers and records of the Borrower for the purpose of audit, examination, inspection and monitoring, and (B) such access rights as required by the Program Requirements, including, without limitation, access to the Project Site and ancillary facilities (and allowing the officers and designated representatives of the Secured Parties and the United States Comptroller General to discuss the Borrower’s and its Subsidiaries’ affairs, finances and accounts with the Borrower’s officers) for the purpose of monitoring the performance of the Project;

(iv) cause the Borrower Entities to afford proper facilities for such inspections, and shall make copies (at the Borrower’s expense) of any records that are subject to such inspection;

(v) subject to the Borrower Entities’ protections for confidential information described in Section 4.02(b) (Protection of Project IP) hereof to protect, enforce, preserve and maintain the Borrower Entities’ interests in and to the Project IP, make available to DOE upon the request of DOE, all information related to the Project, including all Project IP, as may be reasonably necessary for the purpose of allowing DOE to determine the technical progress, soundness of financial condition, management stability, compliance with Environmental Laws, adequacy of health and safety conditions and all other matters with respect to the Project; and

(vi) cause the Borrower Entities to keep all records relating to the Project, the business and activities of the Borrower Entities or true, complete and correct copies (whether in electronic form or otherwise) of such records at the Project Site at all times.

(c) The Sponsor Entities shall:

(i) authorize the Sponsor’s Accountant (A) to communicate directly with DOE, FFB and the United States Comptroller General, in each case, for information purposes only, regarding the Sponsor’s accounts, operations and all other matters set forth in Section 4.06 (Books, Records and Inspections); provided, that DOE shall exercise such right to communicate with the Sponsor’s Accountant reasonably and upon reasonable prior notice to the Sponsor and opportunity for the Sponsor to participate, and (B) upon the occurrence of a Material Adverse Effect, an event or circumstance that could reasonably be expected to result in a Material Adverse Effect, a Default or an Event of Default, to communicate directly with DOE regarding the Sponsor’s accounts, operations and all other matters as DOE may request with notice to the Sponsor and opportunity for the Sponsor to participate;

(ii) provide notice to the Sponsor’s Accountant promptly upon the occurrence of any event that entitles DOE to communicate with the Sponsor’s Accountant pursuant to the instruction contemplated by sub-clause (B) of paragraph (i) above or Section 5.01(x)(ii)(B) (Independent Auditor; Authorization to Borrower’s Accountant) of the Loan Agreement;

(iii) authorize the Sponsor’s Accountant to communicate directly with the Secured Parties and the United States Comptroller General at any time regarding any review performed and reports contemplated by Section 8.02(d) (Independent Accounting Review) of the Loan Agreement and the Sponsor’s accounts and operations; provided, that DOE shall exercise such right to communicate with the Sponsor’s Accountant reasonably and upon reasonable prior notice to the Sponsor and opportunity for the Sponsor to participate;

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(iv) (A) promptly after receipt thereof, submit to the Sponsor’s Accountant all questions and information requests, for information purposes only, regarding the Sponsor’s accounts, operations and all other matters set forth in Section 4.06 (Books, Records and Inspections) that DOE, FFB and the United States Comptroller General, in each case, may ask the Sponsor Entities and (B) promptly forward the Sponsor’s Accountant’s response to DOE; and

(v) in the event that the Sponsor’s Accountant should cease to be the accountants of the Sponsor Entities for any reason, promptly, but in any event no later than five Business Days after the occurrence thereof, notify DOE of such change in the Sponsor’s Accountant and the reason therefor, and the Sponsor Entities shall appoint and maintain another firm of independent public accountants that satisfy the conditions set forth herein to qualify as the Sponsor’s Accountant.

(d) The Sponsor Entities shall disclose in writing to their outside auditors and audit committee and shall promptly provide copies to DOE of:

(i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect its ability to record, process, summarize and report financial information; and

(ii) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal control over financial reporting.

(e) The Sponsor Entities shall promptly provide copies to DOE of any management letter or other material communication sent by the Sponsor’s Accountant (or any other accountants retained by the Sponsor) to any Sponsor Entity in relation to any Sponsor Entity’s financial, accounting, management information or other systems, policies, management or accounts.

(f) The Sponsor Entities shall, and shall cause the Borrower Entities to, retain all records relating to expenditures with respect to which Advances were made for at least five years after the Advance Date thereof.

Section 4.07 Compliance with Applicable Law and the EHS Plan. With respect to the Project (including the Facility and the Warehouse), the Project Site and the Covered Spokes, the Sponsor Entities shall and shall cause the Borrower Entities to:

(a) comply with, and conduct its business, operations, assets, equipment, property, leaseholds, and other facilities in compliance with all Environmental Laws and all other Applicable Laws;

(b) to procure all Required Approvals at or prior to such time as they are required or necessary, and maintain and comply with all Required Approvals;

(c) ensure that each of the Project (including the Facility and the Warehouse), the Project Site, each Borrower Entity and each Covered Spoke is in compliance at all times with all applicable Environmental Laws and that the Project is not operated in any manner that would pose a hazard to public health or safety or to the environment; and

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(d) ensure that each of the Project (including the Facility and the Warehouse), the Project Site, the Covered Spokes, the Covered Spoke Sites and all Project Participants complies with the EHS Plan.

Section 4.08 Compliance with Program Requirements. In addition to the Borrower Entities’ obligations hereunder, the Sponsor Entities shall, and shall cause the Borrower Entities to, comply with all Program Requirements in connection with the Project.

Section 4.09 Sponsor Support Covenants.

(a) The Sponsor shall, directly or indirectly, perform all commercially reasonable best efforts to:

(i) develop, build and operate Covered Spokes in such numbers, capacity and quality that is consistent with the Project Plans and that will permit the Borrower Entities to satisfy their obligations, covenants and agreements under the Financing Documents; and

(ii) cause, and provide the necessary credit support to allow, the Borrower Entities to procure third party Black Mass from suppliers satisfactory to DOE from long term supply arrangements on commercial terms acceptable to DOE, to ensure that, when combined, the production of Covered Spokes and the amount available under such supply arrangements, will yield Black Mass in quality and quantities sufficient for continuous operation of the Project at Hub Nominal Throughput Capacity, and satisfying the projections in the most recently updated Base Case Financial Model.

(b) The Sponsor shall not, and shall cause its Affiliates (other than the Borrower Entities) not to, (i) directly or indirectly, enter into any contracts, agreements or other instruments (each such contract, agreement or instrument entered by the Sponsor or any such other Affiliate, “Non-Project Offtake Agreements”) for the sale or the supply (as supplier) of, or for processing (as processor) of materials for production of any (x) Core Product that is contemplated to be sold or supplied from or produced at the Facility pursuant to the Project Plans or the Major Project Documents, unless the Facility’s full output of such Core Product has been sold or has been committed to be sold during the term of the applicable Non-Project Offtake Agreement or (y) Byproduct that is contemplated to be produced at the Facility or any Covered Spoke pursuant to the Project Plans or the Major Project Documents, unless the Facility’s and any Covered Spoke’s full output of such Byproduct has been sold or has been committed to be sold during the term of the applicable Non-Project Offtake Agreement or (ii) directly or indirectly, solicit for customers of the Borrower Entities or induce or attempt to induce any such customer to cease purchasing or reduce its purchases of (x) Core Product produced by the Facility and instead purchase or otherwise source equivalent products from other facilities of the Sponsor or any of its Affiliates (other than the Borrower Entities), unless the Facility’s full output of Core Products continues to be sold or committed to be sold in compliance with Section 7.16(a) (Offtake Contracts) of the Loan Agreement, notwithstanding such cessation or reduction or (y) Byproduct produced at the Facility or any Covered Spoke and instead purchase or otherwise source equivalent products from other facilities of the Sponsor or any of its Affiliates (other than the Borrower Entities), unless the Facility’s and any Covered Spoke’s full output of such Byproduct continues to be sold or committed to be sold during the term of the applicable Non-Project Offtake Agreement as contemplated in the Project Plans, notwithstanding such cessation or reduction, or (iii) take any action or attempt to take any action with the intent of impairing any material relationship, contractual or otherwise, between any Borrower Entity and any customer, supplier, consultant, independent contractor, distributor or reseller.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(c) The Sponsor shall cause the Borrower Entities to hire and maintain a sufficient number of adequately qualified and trained personnel for the operation and maintenance of the Project and the Covered Spokes, as applicable, in accordance with Prudent Industry Practices, including such management personnel that is not intended to be a shared function across the Sponsor’s businesses other than the Project and the Covered Spokes. The Sponsor shall cause that all personnel that performs functions exclusively for the Borrower Entities, the Project or any Covered Spoke to be hired directly by a Borrower Entity. In addition to the foregoing, the Sponsor may make available to the Borrower Entities adequately qualified and trained personnel that perform functions for any Borrower Entity, the Project or any Covered Spoke.

Section 4.10 Know Your Customer Information. The Sponsor shall provide DOE any information reasonably requested by DOE under or in connection with International Compliance Directives and Anti-Money Laundering Laws.

Section 4.11 Lobbying Restriction. The Sponsor shall comply with all requirements of 31 U.S.C. § 1352, as amended, including without limitation the requirement that no proceeds of any Advance be expended by any Borrower Entity or any of its Affiliates to pay any Person for influencing or attempting to influence an officer or employee of any federal agency, a member of the U.S. Congress, an officer or employee of the U.S. Congress, or an employee of a member of Congress in connection with the making of the Loan or any other action described in 31 U.S.C. § 1352(a)(2).

Section 4.12 Cargo Preference Act. The Sponsor shall cause each Borrower Entity to comply, and shall cause each of each Borrower Entity’s contractors and their subcontractors to comply, with either (a) the CPA Requirements with respect to all CPA Goods and the Project or (b) the CPA Compliance Agreement or such contractor’s agreement with MARAD or with the Borrower for the purposes of complying with the CPA Requirements or the CPA Compliance Agreement. Promptly, and in any event within five Business Days, upon written request from DOE delivered to the Sponsor, the Sponsor shall cause the Borrower Entities to deliver to DOE copies of all reports and other documentation as DOE may request and that the Borrower Entities are required to deliver to MARAD pursuant to the Cargo Preference Act of 1954 or the CPA Compliance Agreement (including information related to any Borrower Entity’s compliance with the CPA Requirements).

Section 4.13 ERISA. Each Sponsor Entity shall (and shall cause its ERISA Affiliates to): (i) maintain all Employee Benefit Plans that are presently in existence or may, from time to time, come into existence, in compliance with terms of any such Employee Benefit Plan, ERISA, the Code and all other Applicable Laws, and (ii) make or cause to be made contributions to all Employee Benefit Plans in a timely manner and, with respect to Pension Plans and Multiemployer Plans, in a sufficient amount to comply with the requirements of Sections 302 and 303 of ERISA and Sections 412 and 430 of the Code.

Section 4.14 Public Announcements. The Sponsor shall coordinate with DOE with respect to (i) any subsequent public announcements by any Sponsor Entity or any its Affiliates in connection with material developments in respect of the Project (including, without limitation, the groundbreaking ceremony, the Project going into operation, etc.), and (ii) the public announcement of satisfaction of any Project Milestones; provided, that this covenant shall not apply to advertisements and shall not restrict announcements by Sponsor regarding the Project, electric vehicles or the component parts thereof that (w) do not involve the financing thereof by DOE, (x) are not materially inconsistent with previous public announcements regarding the Project, (y) are required by Applicable Law or national stock exchange rules, or (z) are routinely made to Governmental Authorities.

Section 4.15 Corporate Separateness. Each Sponsor Entity shall ensure that the Borrower Entities do all things necessary to maintain its corporate existence separate and apart from any other Person other than each other Borrower Entity.

Section 4.16 Prohibited Persons. (a) If any Principal Person of any Sponsor Entity becomes (whether through a transfer or otherwise) a Prohibited Person, the Sponsor shall remove, solely to the extent permitted by applicable Sanctions or otherwise authorized by OFAC, or replace such Principal Person with a Person or entity that is not a Prohibited Person within 30 days from the date that the Sponsor knew or should have known that such Principal Person became a Prohibited Person.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(b) If any Obligor (other than a Borrower Entity) or any Major Project Participant or any of their respective Principal Persons becomes (whether through a transfer or otherwise) a Prohibited Person, within 30 days of the Sponsor obtaining actual knowledge that such Person has become a Prohibited Person, the Sponsor shall engage and continue to engage in good faith discussions with DOE regarding the removal, replacement or termination of such Person or, if such removal, replacement or termination is not reasonably feasible, the implementation of other mitigation measures.

(c) The internal management and accounting practices and controls of the Sponsor Entities shall at all times be adequate to promote and achieve the Sponsor Entities’ and, with respect to their activities related to the Sponsor Entities, each Principal Person’s compliance with applicable International Compliance Directives.

Section 4.17 International Compliance Directives. (a) The Sponsor Entities shall comply with all International Compliance Directives.

(b) If any Principal Person of any Sponsor Entity fails to comply with any International Compliance Directive, the Sponsor Entities shall remove or replace such Principal Person with a Person or entity reasonably acceptable to DOE within 30 days from the date that the Sponsor knew or should have known of such violation; provided, that, in the case where a Principal Person fails to comply with any International Compliance Directive, such removal or replacement by the Sponsor Entities pursuant to this Section 4.17(b) shall only occur to the extent permitted by applicable Sanctions or otherwise authorized by OFAC.

(c) If any Obligor (other than a Borrower Entity) or any Major Project Participant or any of their respective Principal Persons fails to comply with any applicable International Compliance Directive, the Sponsor Entities shall, within 30 days of the Sponsor obtaining actual knowledge that such Person has so failed to comply, engage and continue to engage in good faith discussions with DOE regarding the removal or replacement of such Person or, if such removal or replacement is not reasonably feasible, the implementation of other mitigation measures.

Section 4.18 Restricted Payments.

(a) The Sponsor Entities shall cause the Borrower Entities not to make any Restricted Payment, except as permitted under and in accordance with the Financing Documents.

(b) If any Sponsor Entity receives a Restricted Payment from any Borrower Entity to which it is not entitled because such Restricted Payment was not permitted by or made in accordance with the Financing Documents, then such Sponsor Entity shall hold such Restricted Payment (or an amount equal thereto) in trust, segregated from all other property of such Sponsor Entity, for the benefit of the Secured Parties and deliver the same to the Collateral Agent (or otherwise as DOE may direct) upon written demand therefor by DOE or the Collateral Agent (acting at the instruction of DOE).

(c) Each Sponsor Entity shall, and shall cause each Controlled Affiliate to, (i) not demand payment of any amounts payable to it by any Borrower Entity under any Project Document, any other agreement or otherwise (including under the agreements listed on Schedule 6.13 (Affiliate Transactions) of the Loan Agreement) in excess of the amount permitted to be paid to it pursuant to Section 9.04 (Restricted Payments) of the Loan Agreement and (ii) in the case of such Controlled Affiliates, enter into a side letter or other agreement in form and substance satisfactory to DOE with the Borrower Entities for the benefit of the Secured Parties agreeing to terms substantially the same as this Section 4.18.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(d) If any Sponsor Entity obtains Knowledge that any of its Affiliates has received a Restricted Payment from any Borrower Entity which was not permitted to be made by or was not made in accordance with the Financing Documents, then the Sponsor Entities shall cause such Affiliate to hold such Restricted Payment (or an amount equal thereto) in trust, segregated from all other property of such Affiliate, for the benefit of the Secured Parties and deliver the same to the Collateral Agent (or otherwise as DOE may direct) upon written demand therefor by DOE or the Collateral Agent (acting at the instruction of DOE).

ARTICLE V

NEGATIVE COVENANTS

The Sponsor Entities hereby agree that until the Release Date:

Section 5.01 Merger; Disposition; Transfer or Abandonment.

(a) The Sponsor Entities shall not, and shall not agree to, enter into any transaction of merger or consolidation without the prior written consent of DOE; and

(b) The Sponsor Entities shall cause the Borrower Entities to comply with clauses (a) through (e) of Section 9.03 (Merger; Disposition; Transfer or Abandonment) of the Loan Agreement.

Section 5.02 Organizational Documents; Fiscal Year; Account Policies; Reporting Practices. No Sponsor Entity shall, and shall cause the Borrower Entities not to, except with the prior written consent of DOE, amend or modify (a) its Organizational Documents other than to correct manifest errors or carry out ministerial updates that would not have any adverse effect on the rights of the Secured Parties, (b) its Fiscal Year, (c) accounting policies or reporting practices other than as required by the Designated Standard, or (d) its legal form or its capital structure (including to provide for the issuance of any options, warrants or other rights with respect thereto).

Section 5.03 Margin Regulations. The Sponsor Entities shall not directly or indirectly apply any part of the proceeds of any Advance or other revenues to the purchasing or carrying of any margin stock within the meaning of Regulation T, U or X of the Board, or any regulations, interpretations or rulings thereunder, or for any purpose that violates any regulation of the Board.

Section 5.04 ERISA. (a) The Sponsor Entities shall not, and shall use commercially reasonable efforts to cause their respective ERISA Affiliates not to take any action that would result in the occurrence of an ERISA Event to the extent that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, the occurrence of such ERISA Event could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(b) The Sponsor Entities shall not allow, or permit any of its ERISA Affiliates to allow, the aggregate amount of Unfunded Pension Liabilities among all Employee Benefit Plans (taking into account only Employee Benefit Plans with positive Unfunded Pension Liabilities) at any time to exist where such amount could have a Material Adverse Effect.

(c) The Sponsor Entities shall not fail, or permit any of its ERISA Affiliates to fail, to comply with ERISA or the related provisions of the Code, if any such non-compliance, singly or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

Section 5.05 Investment Company Act. The Sponsor Entities shall not take any action that would result in any Sponsor Entity or any Borrower Entity being required to register as an “investment company” under the Investment Company Act or that would result in it being controlled by any Person that is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Section 5.06 OFAC. No Sponsor Entity shall:

(a) (i) become a Person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001)), (ii) engage in any dealings or transactions prohibited by Section 2 of such executive order, or be otherwise associated with any such Person in any manner violative of Section 2, or (iii) otherwise become the subject or target of any Sanctions administered or enforced by OFAC; or

(b) directly or indirectly use the proceeds of any Advance, or lend, contribute or otherwise make available such proceeds to any Person (i) to fund any activities or business of or with any Prohibited Person or in any Prohibited Jurisdiction, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loan).

Section 5.07 Debarment Regulations. (a) Unless authorized by DOE, the Sponsor will not knowingly, and will not knowingly cause any Borrower Entity to, enter into any transactions in connection with the construction, operation or maintenance of the Project with any Person who is debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or non-procurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations.

(b) No Sponsor Entity will, and the Sponsor Entities will cause each Borrower Entity not to, fail to comply with any and all Debarment Regulations in a manner which results in it being debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or non-procurement transactions with any United States federal government department or agency pursuant to any of such Debarment Regulations.

Section 5.08 Prohibited Person. The Sponsor Entities shall not become (whether through a transfer or otherwise) a Prohibited Person.

Section 5.09 No Other Federal Funding. The Sponsor Entities shall not, and shall cause the Borrower Entities not to, use any other Federal Funding to pay any Eligible Project Costs, other than any supplemental funding from states or other non-federal government entities in the United States in connection with any part of the Project that is permitted by the Program Requirements.

Section 5.10 Permitted Subordinated Loan. No Sponsor Entity shall, and the Sponsor Entities shall cause its Affiliates not to, make any loans or other advances or otherwise extend credit (other than pursuant to the Major Project Documents or other Affiliate Transaction Agreements existing as of the date hereof or entered into with DOE’s prior written consent and complete, true and correct copies of which have been delivered to DOE prior to the date hereof) to any Borrower Entity other than any Permitted Subordinated Loans; provided, that, in each case, the following conditions shall be satisfied prior to the making of any Permitted Subordinated Loan: (i) such Permitted Subordinated Loan is subordinated in full to the rights of the Secured Parties pursuant to Article VI (Subordination; Sponsor Security) (or other subordination agreement in form and substance satisfactory to DOE in its sole discretion); (ii) the rights and interests of the Borrower under such Permitted Subordinated Loan shall be pledged in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement; (iii) the rights and interests of the applicable Sponsor Entity or other party under such Permitted Subordinated Loan shall be pledged in favor of the Collateral Agent substantially in the same terms of the Equity Pledge Agreement; and (iv) such Permitted Subordinated Loan is documented by a promissory note, which has been endorsed and delivered to the Collateral Agent, all in form and substance satisfactory to DOE.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

ARTICLE VI

SUBORDINATION; SPONSOR SECURITY

Section 6.01 Subordination. Each Sponsor Entity agrees that, until the irrevocable and indefeasible discharge in full of all Note Obligations, all Subordinated Debt and any and all rights any Sponsor Entity may have to be repaid, indemnified or reimbursed by any Borrower Entity (including any rights to reimbursement pursuant to any withdrawals or transfers from any Project Account), whether as consequence of uncapitalized Equity Contributions, any Permitted Subordinated Loan, any Applicable Law or otherwise, shall be subordinated to the Note Obligations and shall be payable solely from, and to the extent of, Restricted Payments permitted to be made by the Borrower under Section 9.04 (Restricted Payments) of the Loan Agreement.

Section 6.02 Permitted Subordinated Loan.

(a) The Sponsor Entities shall cause each instrument evidencing a Permitted Subordinated Loan owed to any Sponsor Entity or its Affiliates to be endorsed with the following legend:

“The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the Note Obligations (as defined in the Loan Agreement hereinafter referred to) pursuant to the Sponsor Support and Subordination Agreement, dated as of [insert date], among [insert relevant parties].”

(b) The Sponsor Entities shall further make the relevant notations in their accounting books to provide for the subordination of any Permitted Subordinated Loans.

Section 6.03 [Reserved].

Section 6.04 Payments. Until the irrevocable and indefeasible discharge in full of the Note Obligations, no payment of the principal of, interest on, or fees or any amounts with respect to any Subordinated Debt shall be made at any time by the Borrower unless made as provided herein and in accordance with Section 9.04 (Restricted Payments) of the Loan Agreement.

Section 6.05 Deferral. Payments of any amount in respect of any Subordinated Debt not paid by reason of Section 6.04 (Payments) shall be deferred until such time as the same can be paid in accordance with the foregoing provisions of this Article VI. Any such deferral shall not constitute a default under such Subordinated Debt.

Section 6.06 No Acceleration. Until the irrevocable and indefeasible discharge in full of the Note Obligations, the Sponsor Entities shall not (and the Sponsor Entities shall procure that none of its Affiliates, as applicable, shall) accelerate the repayment of any Subordinated Debt without the prior written consent of the Collateral Agent (acting at the instruction of DOE).

Section 6.07 No Commencement of Any Proceeding. To the extent permitted by Applicable Law and the Loan Agreement, until the irrevocable and indefeasible discharge in full of the Note Obligations, the Sponsor shall not (and the Sponsor shall procure that none of its Affiliates, as applicable, shall) claim, demand, require, commence any action or proceeding of any kind against any Borrower Entity (including, without limitation, bringing an action, petition or proceeding against any Borrower Entity under any bankruptcy or similar laws of any jurisdiction, and joining in any such action, petition or proceeding) whether by the exercise of the right of set-off, counterclaim or of any similar right or otherwise howsoever, to obtain or with a view to obtaining any payment or reduction of or in respect of any Subordinated Debt or Equity Contribution; provided, that if the Collateral Agent (acting at the written direction of DOE) or any other Secured Party files a claim against any Borrower

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Entity for payment, (a) the Sponsor Entities shall have the right to file a claim against such Borrower Entity if and to the extent the filing of such claim is necessary to preserve its rights to receive payments under any Subordinated Debt and (b) any such claim and right to receive any such payment under any Subordinated Debt shall, in all cases, be subordinated as set forth in this Agreement in all respects to the right of the Secured Parties to receive the irrevocable payment in full of the Note Obligations.

Section 6.08 No Set-Off. The Sponsor Entities shall not set off, counterclaim or otherwise reduce any payment obligation of any Sponsor Entity to any Borrower Entity against any payment which is required to be deferred under the provisions of this Article VI until the irrevocable and indefeasible discharge in full of the Note Obligations.

Section 6.09 Subordination in Bankruptcy. To the extent permitted by Applicable Law, upon any distribution of assets in connection with any dissolution, winding up, liquidation or reorganization of any Borrower Entity (whether in bankruptcy, insolvency or receivership proceedings or otherwise) or upon an assignment for the benefit of creditors of such Borrower Entity:

(a) all Note Obligations shall be irrevocably and indefeasibly discharged in full before any amount on account of any Subordinated Debt is paid; and

(b) until all Note Obligations have been irrevocably and indefeasibly discharged in full, any payment or distribution of assets of any Borrower Entity of any kind or character, whether in cash, property or securities, to which any Sponsor Entity or its Affiliates would be entitled in respect of any Subordinated Debt except for the provisions of this Article VI shall instead be paid by the liquidator or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the Collateral Agent. The Collateral Agent shall be entitled to receive and collect on behalf of the Sponsor Entities any and all such payments and distributions and give acquittance therefor, and to file any claim, proof of claim or other similar instrument and take such other action (including acceptance or rejection of any plan of reorganization or arrangement) in its own name or in the name of the Sponsor in respect of the Subordinated Debt as the Collateral Agent (acting at the written direction of DOE) may deem necessary or advisable for the enforcement of this Article VI; provided, that no provision of this Section 6.09(b) shall, or shall be construed to, impose any obligation on the Collateral Agent to take or refrain from taking any action or pursue any claim on behalf of the Sponsor Entities, and each Sponsor Entity hereby waives any claim or cause of action it may otherwise have against any Secured Party as a result of any action taken or not taken by the Collateral Agent to enforce any and all claims in respect of any amount on account of any Subordinated Debt.

Section 6.10 Rights of Subrogation. The Sponsor Entities shall not, in respect of any payment or distribution made to the Collateral Agent or any other Secured Party on account of any Subordinated Debt or Equity Contribution, seek to enforce repayment, obtain the benefit of any security or exercise any other rights or legal remedies of any kind which may accrue to any Sponsor Entity against any Borrower Entity, whether by way of subrogation, offset, counterclaim or otherwise, whether or not such rights or legal remedy arise in equity or under contract, statute or common law, in respect of such payment or distribution until all Note Obligations have been irrevocably and indefeasibly discharged in full.

Section 6.11 Lien Subordination. All right, title and interest of the Sponsor in, to and under each Permitted Subordinated Loan (including all right, if any, to receive payment of interest or any deferred interest on such Permitted Subordinated Loan) shall be subject to a First Priority Lien in favor of the Collateral Agent pursuant to the terms of the Security Documents.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Section 6.12 No Other Assignment. Except as permitted in accordance with this Agreement, until the Release Date the Sponsor shall not, without the prior written consent of the Collateral Agent, assign, transfer, encumber or otherwise dispose of all or part of its interest in any Subordinated Debt to any Person.

Section 6.13 Governing Law. Each Permitted Subordinated Loan shall be governed by the laws of the State of New York.

Section 6.14 No Amendment to Subordinated Debt. Until the Release Date, neither the Borrower nor the Sponsor shall, without the prior written consent of DOE and notice to the Collateral Agent, terminate, amend (other than any non-material, administrative amendments) or grant any waiver in respect of any document or instrument evidencing any Subordinated Debt.

Section 6.15 Amounts Held in Trust. If, prior to the irrevocable and indefeasible discharge in full of the Note Obligations, for any reason whatsoever, any Sponsor Entity receives any payment or distribution contrary to the provisions of this Article VI (other than Restricted Payments made in accordance with Section 9.04 (Restricted Payments) of the Loan Agreement), then such Sponsor Entity shall (a) hold the same in trust for the Secured Parties; (b) promptly notify the Collateral Agent in writing of the receipt of such payment or distribution; and (c) promptly pay the amount of such payment or distribution to the Collateral Agent or, if the Collateral Agent so elects, to DOE, to hold for the account of the Secured Parties. Any amount so received by the Collateral Agent or any Secured Party shall be applied towards the payment of any amount outstanding under any Financing Document, in accordance with the terms of the Accounts Agreement.

Section 6.16 Assignment and Grant of Security Interest by the Sponsor.

(a) Until the irrevocable and indefeasible discharge in full of the Note Obligations, as security for the payment, in full in cash when due, whether at stated maturity, by acceleration or otherwise of the Note Obligations, each Sponsor Entity hereby assigns, transfers and sets over to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent (acting on behalf of the Secured Parties) a security interest in, and Lien in favor of the Collateral Agent on, all of such Sponsor Entity’s right, title and interest in, to and under the following, whether now existing or owned or hereafter acquired or arising (the “Sponsor Security”):

(i) in respect of any Event of Loss:

(A) all rights of such Sponsor Entity to receive any indemnity, warranty, guaranty, liquidated damages or any other payments arising out of or in connection with any Expropriation Event;

(B) all claims of such Sponsor Entity for damages arising out of or in connection with any Expropriation Event, including, inter alia, claims brought or that may be brought by or on behalf of such Sponsor Entity in respect of its direct or indirect ownership of Equity Interest of the Borrower, whether pursuant to any investment protection treaty or otherwise; and

(C) all rights of such Sponsor Entity to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action in respect of any Expropriation Event, as well as all the rights, powers and remedies on the part of the Sponsor, whether arising under any contract or by statute or at law or in equity or otherwise, arising out of or in connection with any Expropriation Event;

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(ii) all rights of such Sponsor Entity with respect to:

(A) all present and future claims or causes of action of the Sponsor arising out of or for breach of or default under any Financing Document;

(B) all rights of the Sponsor to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of any Equity Contribution;

(C) all rights, powers and remedies on the part of the Sponsor whether arising under any Financing Document, by statute or at law or in equity or otherwise, arising out of any default thereunder;

(iii) all Subordinated Debt; and

(iv) all proceeds (as defined in Article 9 of the UCC in effect on the date of this Agreement) of any and all of the foregoing.

(b) The Sponsor agrees that from time to time it shall promptly execute and deliver all instruments and documents, and take all actions, that may be necessary, or that the Collateral Agent may reasonably request, in order to perfect and protect the assignment and security interests granted or intended to be granted hereby to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to the Sponsor Security.

(c) Without limiting the generality of the foregoing, the Sponsor shall file, and authorizes the Secured Parties to file, as applicable, such financing or continuation statements, or amendments thereto, and shall execute and deliver such other instruments, endorsements or notices, as may be necessary or as the Collateral Agent (acting at the written direction of DOE) may reasonably request from time to time, in order to perfect, ensure priority and preserve the assignments and security interests granted or purported to be granted hereby.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Waiver and Amendment. (a) No failure or delay by the Borrower, DOE or the Collateral Agent in exercising any right, power or remedy shall operate as a waiver thereof or otherwise impair any rights, powers or remedies of the Borrower or the Secured Parties. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other legal right, power or remedy.

(b) The rights, powers or remedies provided for herein are cumulative and are not exclusive of any other rights, powers or remedies provided by law or in any other Transaction Document. The assertion or employment of any right, power or remedy hereunder, or otherwise, shall not prevent the concurrent assertion of any other right, power or remedy.

(c) Except as otherwise provided herein, neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing and executed by all parties hereto.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(d) Any amendment or consent to or waiver of this Agreement or any other Transaction Document or any provision hereof or thereof that constitutes a “modification” (as defined in Section 502(9) of FCRA) that increases the amount of the Credit Subsidy Cost (as calculated in accordance with FCRA and OMB Circulars A-11 and A-129) shall be subject to the availability to DOE of funds appropriated by the U.S. Congress, or, to the extent permitted by Applicable Law, payment by the Borrower, to meet any such increase in the Credit Subsidy Cost.

Section 7.02 Survival of Representations and Warranties. All representations and warranties made hereunder or in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement or such other document, certificate or statement.

Section 7.03 Notices. Except to the extent otherwise expressly provided herein or as required by Applicable Law, any communications, including any notices, between or among the parties hereto shall be provided using the addresses listed in Section 7.03 (Notices), and shall be in writing and shall be considered as properly given: (a) if delivered in person, (b) if sent by overnight delivery service for domestic delivery or international courier for international delivery, (c) in the event overnight delivery service or international courier service is not readily available, if mailed by first class mail (or airmail for international delivery), postage prepaid, registered or certified with return receipt requested, or (d) if transmitted by electronic mail, to the electronic mail address set forth in Section 7.03 (Notices). Notice so given shall be effective upon delivery to the addressee, except that communication or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the following Business Day) on which it is validly transmitted if transmitted before 5:00 p.m., recipient’s time, and if transmitted after that time, on the next following Business Day. Any party has the right to change its address for notice under any of the Financing Documents to any other location by giving prior written notice to each of the other parties in the manner set forth hereinabove.

Section 7.04 Severability. In case any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

Section 7.05 Judgment Currency. Each Sponsor Entity agrees, to the fullest extent permitted under Applicable Law, to indemnify the Borrower or the Secured Parties against any loss incurred by the Borrower or such Secured Parties, as the case may be, as a result of any judgment or order being given or made for any amount due the Borrower or the Secured Parties hereunder and such judgment or order being expressed and to be paid in a currency (the “Judgment Currency”) other than Dollars (the “Currency of Denomination”) and as a result of any variation between (i) the rate of exchange at which amounts in the Currency of Denomination are converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Borrower or the Secured Parties would have been able to purchase the Currency of Denomination with the amount of the Judgment Currency actually received by the Borrower or the Secured Parties, as the case may be, had the Borrower or the Secured Parties, as the case may be, utilized the amount of Judgment Currency so received to purchase the Currency of Denomination as promptly as practicable upon receipt thereof. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant Currency of Denomination that are documented and reasonable in light of market conditions at the time of such conversion.

Section 7.06 Limitation on Liability. No claim shall be made by any Obligor or any of its Affiliates against any Secured Party or any of their Affiliates, directors, employees, attorneys or agents, including the DOE Consultants, for any special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Financing Documents or any act or omission or event occurring in connection therewith; and each Sponsor Entity and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Section 7.07 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b) None of the Sponsor Entities or the Borrower may assign or otherwise transfer (whether by operation of law or otherwise) any of its rights or obligations under this Agreement or under any other Financing Document without the prior written consent of DOE.

(c) Each Sponsor Entity acknowledges and consents to the pledge of, security interest in or collateral assignment of this Agreement by the Borrower to the Collateral Agent, for the benefit of the Secured Parties, in accordance with the Accounts Agreement or any other Security Document.

Section 7.08 Further Assurances and Corrective Instruments. To the extent permitted by Applicable Law, the Sponsor Entities and the Borrower shall, upon the written request of DOE, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within a reasonable period of such request, such amendments or supplements hereto, and such further instruments, and take such further actions, as may be necessary in DOE’s reasonable judgment to effectuate the intention, performance and provisions hereof.

Section 7.09 Reinstatement. Where any discharge is made in whole or in part, or any arrangement is made on the faith of, any payment, security or other disposition which is avoided or must be repaid, whether upon the insolvency, bankruptcy, liquidation or other similar proceeding or otherwise pursuant to any Applicable Law, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of any Sponsor Entity’s obligations hereunder, or any part thereof, is, pursuant to Applicable Laws, rescinded or reduced in amount, or must otherwise be restored or returned by the Borrower or any Secured Party. In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 7.10 Governing Law; Waiver of Jury Trial. (a) THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE FEDERAL LAW OF THE UNITED STATES. TO THE EXTENT THAT FEDERAL LAW DOES NOT SPECIFY THE APPROPRIATE RULE OF DECISION FOR A PARTICULAR MATTER AT ISSUE, IT IS THE INTENTION AND AGREEMENT OF THE PARTIES TO THIS AGREEMENT THAT THE LAWS OF THE STATE OF NEW YORK (WITHOUT EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES (EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW)) SHALL BE ADOPTED AS THE GOVERNING FEDERAL RULE OF DECISION.

(b) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Section 7.11 Submission to Jurisdiction, Etc. By execution and delivery of this Agreement, each Sponsor Entity and the Borrower irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding against it arising out of or in connection with this Agreement or any other Financing Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of (i) the courts of the United States for the District of Columbia; (ii) the courts of the United States in and for the Southern District of New York; (iii) any other federal court of competent jurisdiction in any other jurisdiction where it or any of its property may be found; and (iv) appellate courts from any of the foregoing;

(b) consents that any such action or proceeding may be brought in or removed to such courts, and waives any objection, or right to stay or dismiss any action or proceeding, that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) solely with respect to the Sponsor Entities, (i) agrees to irrevocably designate and appoint an agent satisfactory to DOE for service of process in New York under this Agreement, with respect to any action or proceeding in New York, as its authorized agent to receive, accept and confirm receipt of, on its behalf, service of process in any such proceeding; (ii) agrees that service of process, writ, judgment or other notice of legal process upon said agent shall be deemed and held in every respect to be effective personal service upon it and (iii) shall maintain such appointment (or that of a successor satisfactory to DOE) continuously in effect without reservation until at least six months after the Maturity Date;

(d) agrees that nothing herein shall (i) affect the right of any Secured Party to effect service of process in any other manner permitted by law, or (ii) limit the right of any Secured Party to commence proceedings against or otherwise sue the Sponsor Entities, the Borrower Entities or any other Person in any other court of competent jurisdiction nor shall the commencement of proceedings in any one or more jurisdictions preclude the commencement of proceedings in any other jurisdiction (whether concurrently or not) if, and to the extent, permitted by the Applicable Laws; and

(e) agrees that judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or outside the U.S. by suit on the judgment or otherwise as provided by law, a certified or exemplified copy of which judgment shall be conclusive evidence of the fact and amount of such Borrower Entity’s and/or Sponsor Entity’s obligation.

Section 7.12 Entire Agreement. This Agreement and the other Financing Documents, including any agreement, document or instrument attached hereto or thereto or referred to herein or therein, integrates all the terms and conditions mentioned herein or incidental to this Agreement and the other Financing Documents and supersedes all prior oral negotiations, agreements and understandings of the parties to this Agreement and the other Financing Documents in respect to the subject matter of this Agreement and the other Financing Documents made prior to the date hereof.

Section 7.13 Benefits of Agreement.

(a) Except as provided in this Section 7.13, nothing in this Agreement or any other Financing Document, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors and permitted assigns hereunder or thereunder, any benefit or any legal or equitable right or remedy under this Agreement.

(b) Without limiting the generality of the foregoing, no creditor of the Borrower, the any Sponsor Entity or the Subsidiary Guarantors (other than DOE, the Collateral Agents acting on behalf of the Secured Parties or each other Secured Parties, each of which, to the extent not a party hereto, shall be an express third party beneficiary hereof) shall have the right or standing to enforce this Agreement or any obligation created hereby.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Section 7.14 Headings. Paragraph headings have been inserted in the Financing Documents as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of the Financing Documents and shall not be used in the interpretation of any provision of the Financing Documents.

Section 7.15 Counterparts; Electronic Signatures.

(a) This Agreement may be executed in counterparts of the parties hereof, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

(b) Delivery of an executed signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. Except to the extent applicable law would prohibit the same, make the same unenforceable or affirmatively requires a manually executed counterpart signature, (i) the delivery of an executed counterpart of a signature page of this Agreement emailed .pdf or any other electronic means approved by DOE in writing (which may be via email) that reproduces an image of the actual executed signature page shall be as effective as the delivery of a manually executed counterpart of this Agreement, and (ii) if agreed by DOE in writing (which may be via email) with respect to this Agreement, the delivery of an executed counterpart of a signature page of this Agreement by electronic means that types in the signatory to a document as a “conformed signature” from an email address approved by DOE in writing (which may be via email) shall be as effective as the delivery of a manually executed counterpart of this Agreement. In furtherance of the foregoing, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. As used herein, “Electronic Signature” has the meaning assigned to it by 15 USC §7006, as it may be amended from time to time.

Section 7.16 No Partnership. The Secured Parties and the Obligors intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement or in any other Financing Document shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by, between or among the Secured Parties and the Sponsor Entities, the Borrower or any other Person. The Secured Parties shall not be in any way responsible or liable for the indebtedness, losses, obligations or duties of any Sponsor Entity, the Borrower or any other Person with respect to the Project or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and expenses in connection with or arising from the ownership, operation or occupancy of the Project or any other assets and to perform all obligations under the agreements and contracts relating to the Project or any other assets shall be the sole responsibility of the Sponsor Entities or the Borrower, as applicable.

Section 7.17 Independence of Covenants. All covenants hereunder and under the other Financing Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Section 7.18 Rights and Immunities of Secured Parties. Each of DOE and the Collateral Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in the Loan Agreement or the Accounts Agreement with respect to DOE or the Collateral Agent, respectively, in each case as if specifically set forth herein.

Section 7.19 Lender’s Rights with Respect to Affiliate Transactions.

(a) Each Sponsor Entity hereby consents to the pledge and assignment of, and the granting of the lien and security interest in, all of the Borrower Entities’ rights, title and interest in and under the Affiliate Transaction Agreements to which it is a party in order to secure each Borrower Entity’s obligations to the Secured Parties under the Financing Documents as applicable. Each Sponsor Entity further consents to any further assignment of such Affiliate Transaction Agreements and the rights, title and interest of any Borrower Entity thereunder or therein made in the exercise of any remedy that the Secured Parties may have. Each Sponsor Entity agrees to execute such other acknowledgements of the security interest in such Affiliate Transaction Agreements or the license and other rights granted therein or created thereunder, as the Secured Parties may reasonably request.

(b) Each Sponsor Entity shall provide written notice to the Collateral Agent promptly upon the occurrence of a Borrower Entity Default or Sponsor Affiliate Transaction Default or an event that, with notice, the passage of time or both, may become a Borrower Entity Default or Sponsor Affiliate Transaction Default under the Affiliate Transaction Agreements. Each Sponsor Entity agrees, for the benefit of the Secured Parties that prior to the expiration of any Cure Period available to the Collateral Agent hereunder, it shall refrain from terminating or otherwise exercising any remedy available to any Sponsor Entity under any of the Affiliate Transaction Agreement. Each Sponsor Entity acknowledges and agrees that during any such Cure Period, the Collateral Agent or its designee shall have the right (but shall have no obligation), at its sole option and discretion, to perform or arrange for the performance of any act, duty, or obligation required of the applicable Borrower Entity thereunder, or to cure any Borrower Entity Default or Sponsor Affiliate Transaction Default, which performance or cure shall be accepted by such Sponsor Entity in lieu of performance or cure by the applicable Borrower Entity and in satisfaction of such Borrower Entity’s obligations, as applicable, thereunder. To the extent that any Borrower Entity Default or Sponsor Affiliate Transaction Default is cured or any payment liabilities or performance obligations of any Borrower Entity are performed during the applicable Cure Period as provided in this paragraph (b), such action shall discharge the relevant liabilities or obligations of such Borrower Entity to such Sponsor Entity.

(c) Each Sponsor Entity acknowledges and agrees that upon the occurrence and during the continuance of a Borrower Entity Default or Sponsor Affiliate Transaction Default under any Affiliate Transaction Agreement (or an event that, with notice, the passage of time or both, may become a Borrower Entity Default or Sponsor Affiliate Transaction Default thereunder) or an Event of Default (or an event that, with notice, passage of time or both, may become and Event of Default) under the Loan Agreement, the Collateral Agent or its designee may give a written notice (a “Step-in Notice”) to each Sponsor Entity in which it (i) certifies that it is entitled to deliver a Step-in Notice pursuant to the terms of the Financing Documents and (ii) states that such notice is a Step-in Notice being delivered pursuant to this Section 7.19. The Step-in Notice shall include a nomination for a representative of the Collateral Agent (which may include any of the Secured Parties) for purposes of exercising the rights and powers identified in the Step-in Notice, which may include, but are not limited to: (w) exercising the rights and powers granted to the applicable Borrower Entity or any sublicensee in accordance with the terms of the applicable Affiliate Transaction Agreement and/or any other service agreement, (x) being liable for the performance of such Borrower Entity’s or any service provider’s obligations, as applicable, in accordance with the terms of the applicable Affiliate Transaction Agreement and/or any other service agreement and (y) such other acts and things as are permitted in accordance with the terms of the Financing Documents.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(d) Each Sponsor Entity acknowledges and agrees that the Collateral Agent shall have the right (but not the obligation), in the exercise of the Collateral Agent’s rights and remedies pursuant to the Financing Documents upon written notice to any Sponsor Entity, to make, subject to the terms of the Affiliate Transaction Agreements, all demands, give all notices, take all actions and exercise all rights of the applicable Borrower Entity thereunder and, in such event, each Sponsor Entity shall continue to perform its obligations thereunder.

(e) Except as provided in the Affiliate Transaction Agreements or in any other Transaction Document, nothing in this Section or any Affiliate Transaction Agreement, express or implied, is intended to confer any rights or remedies hereunder or thereunder on any Person other than the Collateral Agent or any Sponsor Entity and their respective Affiliates or any of their respective successors and permitted assigns.

(f) Notwithstanding anything in any Affiliate Transaction Agreement to the contrary, each Sponsor Entity agrees that (i) the pledge and assignment of, and the granting of the lien and security interest in, all of each Borrower Entity’s right, title and interest in and under each Affiliate Transaction Agreement and in all other property owned by each Borrower Entity (or as to which title has vested in such Borrower Entity under such Affiliate Transaction Agreement), if any, which is in the possession of such Sponsor Entity pursuant to such Affiliate Transaction Agreement, in order to secure such Borrower Entity’s obligations under the Financing Documents and (ii) the execution and delivery by each Borrower Entity and such Sponsor Entity of any Affiliate Transaction Agreement, as applicable, and the performance of their respective obligations thereunder, and the execution and delivery by such Borrower Entity and its Affiliates of the Financing Documents, as applicable, and performance of their respective obligations thereunder, in each case, shall not (x) in and of itself, constitute a Borrower Entity Default or violate the terms of any Affiliate Transaction Agreement, (y) with the giving of notice or lapse of time or both, constitute a Borrower Entity Default or violate the terms of any Affiliate Transaction Agreement or (z) require the consent of each Sponsor Entity, other than as provided herein.

(g) At the request of the Collateral Agent, each Sponsor Entity shall promptly confirm in writing the absence of any Borrower Entity Default or Sponsor Affiliate Transaction Default or, if any such Borrower Entity Default or Sponsor Affiliate Transaction Default has occurred and is continuing, provide the Collateral Agent a description of the circumstances relating to the same.

(h) Until the Release Date, and subject to the replacement rights of an Acceptable Replacement Project Document in the Loan Agreement, each Sponsor Entity shall not, without the prior written consent of DOE, consent to any termination, assignment, transfer, pledge or hypothecation of any Affiliate Transaction Agreement or any interest therein by any Borrower Entity. No Sponsor Entity shall terminate (except as permitted by this Section 7.19 as a result of the exercise of remedies for a Borrower Entity Default or as a result of a failure to cure during a Cure Period) or enter into any novation, amendment, waiver, consent or modification of any Affiliate Transaction Agreement (an “Amendment”) prior to the Release Date unless such Sponsor Entity has received prior written consent from DOE.

(i) The Sponsor Entities shall cause each of its Affiliates that becomes a party to any Project Document to execute and deliver to the Collateral Agent an agreement in substantially the same terms of this Section 7.19 with respect to such Project Document and otherwise in form and substance satisfactory to DOE, simultaneously with the execution and delivery of such Project Document.

[NO FURTHER TEXT ON THIS PAGE; SIGNATURES FOLLOW]

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.

UNITED STATES DEPARTMENT OF ENERGY
By:	/s/ Hernan T. Cortes
Name:	Hernan T. Cortes
Title:	Director Loan Origination Division Loan Programs Officer

1

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

CITIBANK, N.A., acting through its Agency and Trust Division, as Collateral Agent
By:	/s/ Marion Zinowski
Name:	Marion Zinowski
Title:	Senior Trust Officer

2

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

LI-CYCLE U.S. INC.

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: President & CEO

3

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

LI-CYCLE HOLDINGS CORP

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: President & CEO

4

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

LI-CYCLE AMERICAS CORP.

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: President & CEO

5